Post-Qualification Amendment No. 5

File No. 024-12443

This Post-Qualification Amendment No. 5 amends the Offering Statement of Ark7 Properties Advance LLC originally qualified on June 18, 2024, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED NOVEMBER 18, 2024

Ark7 Properties Advance LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

1 Ferry Building, Ste 201

San Francisco, CA 94111

www.ark7.com

Series	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Series #BULMO Interest
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 710,000.00	$ -	$ 710,000.00

Series #NETKE Interest
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 285,000.00	$ -	$ 285,000.00

Series #HEEMV Interest
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 290,000.00	$ -	$ 290,000.00

Series #DJGLA Interest
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 285,000.00	$ -	$ 285,000.00

Series #ESMYO Interest*
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 260,000.00	$ -	$ 260,000.00

Series #6MWZZ Interest*
Per Share	$ 100.00	$ -	$ 100.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 258,000.00	$ -	$ 258,000.00

____________________

* Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 5.

  This Offering is being conducted by the company as a direct public offering (i.e., without the benefit of the services of an SEC-registered broker-dealer) on a "best efforts" basis in a "Tier 2" Regulation A offering by associated persons of our Managing Member through the Ark7 Platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.
  The company anticipates approximately $101,265.00 of the proceeds from the Series Interests purchased will be used for offering expenses.

There is no minimum subscription per investor.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the "Commission" or "SEC"). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company's recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and hold funds tendered by investors will be held in a segregated account controlled by the company.

See Plan of Distribution. No escrow account administered by an escrow agent has been established for this offering. Funds tendered by investors will be held in a segregated account controlled by the company. The company may undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See "Risk Factors" on page 11.

The company is following the "Offering Circular" format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to "Emerging Growth Companies" under the JOBS Act of 2012. See "Summary - Implications of Being an Emerging Growth Company."

In this Offering Circular, the terms "Ark7 Properties Advance LLC" "APAL" "we," "us, "our," the "company" and similar terms refer to Ark7 Properties Advance LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

I

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

  annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer's securities, executive officers and directors and certain executive compensation information, management's discussion and analysis ("MD&A") of the issuer's liquidity, capital resources, and results of operations, and two years of audited financial statements), semiannual reports (including disclosure primarily relating to the issuer's interim financial statements and MD&A) and current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company's offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

  will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
  will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");
  will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);
  will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
  may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
  will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, the company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

II

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an "emerging growth company" if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

III

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of November 18, 2024. Please also refer to "The Company's Business - Property Overview" and "Use of Proceeds" for further details.

Series Name	Underlying Assets	Offering Price per Interest	Maximum Offering Size	Minimum/Maximum Subscribed Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
Series #TPVS2	20 N State St, Unit 307, Chicago, IL 60602	$ 100.00	$ 264,000.00	0 = Minimum 2,640 = Maximum	June 18, 2024	June 18, 2024	August 30, 2024	Closed
Series #ICBTL	215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308	$ 100.00	$ 310,000.00	0 = Minimum 3,100 = Maximum	August 29, 2024	August 29, 2024	November 1, 2024	Closed
Series #BULMO	27308 Barre Dr, Menifee, CA 92584	$ 100.00	$ 710,000.00	0 = Minimum 7,100 = Maximum	August 29, 2024	August 29, 2024	[__________]	Open
Series #NETKE	1986 Old Dogwood, Jonesboro, GA 30238	$ 100.00	$ 285,000.00	0 = Minimum 2,850 = Maximum	October 18, 2024	October 18, 2024	[__________]	Open
Series #HEEMV	215 Piedmont Ave NE, #609, Atlanta, GA 30308	$ 100.00	$ 290,000.00	0 = Minimum 2,900 = Maximum	October 18, 2024	October 18, 2024	[__________]	Open
Series #DJGLA	215 Piedmont Ave NE, #902, Atlanta, GA 30308	$ 100.00	$ 285,000.00	0 = Minimum 2,850 = Maximum	October 18, 2024	October 18, 2024	[__________]	Open
Series #ESMYO*	177 E Sweden St, Walnut Springs, TX 76690	$ 100.00	$ 260,000.00	0 = Minimum 2,600 = Maximum	[__________]	[__________]	[__________]	Pending
Series #6MWZZ*	116 W Sweden St, Walnut Springs, TX 76690	$ 100.00	$ 258,000.00	0 = Minimum 2,580 = Maximum	[__________]	[__________]	[__________]	Pending

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 5 to the offering statement of which this Offering Circular forms a part.

____________________

  For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.
  For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
  For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

IV

SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company's Series Interests, you should carefully read this entire Offering Circular, including the company's financial statements and related notes. You should also consider, among other information, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company

Ark7 Properties Advance LLC, a Delaware series limited liability company formed on October 12, 2023 ("APAL"). Ark7 Inc., a Delaware corporation ("Ark7") is the managing member of APAL (the "Managing Member"). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate registered series of the company for purposes of assets and liabilities.

The core asset of each series will be the specific property associated with that series, and the liabilities will be those incurred during the operation of that asset. Owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series. For example, an investor who acquired Series Interests in Series #TPVS2 will only have assets, liabilities, profits, leverage-related debts, and losses pertaining to the property located at 20 N State St, Unit 307, Chicago, IL 60602.

Ark7 will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Advance LLC.

Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

Organizational Chart

For ease of understanding the company's business structure, it has included the organizational chart below.

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the series to acquire the property directly from the seller. Once the property is acquired by the series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for property improvements and working capital.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

Investment Approach and Strategy Overview

  Our Investment Objectives include generating steady income from managed properties, fostering long-term capital appreciation with moderate to no leverage, and prioritizing capital preservation through meticulous property selection and management practices.
  Our Investment Criteria includes targeting single-family homes aligning with our investment philosophy and management capabilities, acquiring properties priced between a certain range to diversify our portfolio and appeal to broad market segments, preferring homes requiring minimal post-acquisition improvements to expedite rental readiness and reduce initial capital expenditure, and selecting properties in desirable travel destinations or near universities to capitalize on consistent rental demand and income potential.
  Our Investment Strategy revolves around targeting properties that meet stringent investment criteria to enhance potential return on investment, emphasizing high occupancy rates and enhancing tenant experience to sustain revenue generation post-acquisition, using leverage judiciously to amplify cash returns while maintaining a conservative debt profile to manage financial risk effectively.

By adhering to these principles and strategically focusing on dynamic urban environments exhibiting growth and resilience, Ark7 Properties Advance LLC aims to build a portfolio of properties that not only generate consistent income but also appreciate in value over time. However, it's important to acknowledge that despite our diligence, investment outcomes are subject to market fluctuations and inherent risks within the real estate sector.

Offering Summary

The Series #BULMO Offering

Maximum Offering Amount	Up to $ 710,000.00 of Series #BULMO Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #BULMO Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #BULMO will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #BULMO Interest: 10

Series Interests outstanding after the offering	Series #BULMO Interest: 7,100

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 21,300.00	Series #BULMO	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #BULMO	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #BULMO.

The Series #NETKE Offering

Maximum Offering Amount	Up to $ 285,000.00 of Series #NETKE Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #NETKE Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #NETKE will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #NETKE Interest: 10

Series Interests outstanding after the offering	Series #NETKE Interest: 2,850

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,550.00	Series #NETKE	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #NETKE	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #NETKE.

The Series #HEEMV Offering

Maximum Offering Amount	Up to $ 290,000.00 of Series #HEEMV Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #HEEMV Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #HEEMV will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #HEEMV Interest: 10

Series Interests outstanding after the offering	Series #HEEMV Interest: 2,900

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,700.00	Series #HEEMV	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #HEEMV	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #HEEMV.

The Series #DJGLA Offering

Maximum Offering Amount	Up to $ 285,000.00 of Series #DJGLA Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #DJGLA Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #DJGLA will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #DJGLA Interest: 10

Series Interests outstanding after the offering	Series #DJGLA Interest: 2,850

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,550.00	Series #DJGLA	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #DJGLA	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #DJGLA.

The Series #ESMYO Offering

Maximum Offering Amount	Up to $ 260,000.00 of Series #ESMYO Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #ESMYO Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #ESMYO will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #ESMYO Interest: 10

Series Interests outstanding after the offering	Series #ESMYO Interest: 2,600

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 7,800.00	Series #ESMYO	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #ESMYO	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #ESMYO.

The Series #6MWZZ Offering

Maximum Offering Amount	Up to $ 258,000.00 of Series #6MWZZ Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$100.00 per Series #6MWZZ Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #6MWZZ will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #6MWZZ Interest: 10

Series Interests outstanding after the offering	Series #6MWZZ Interest: 2,580

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 7,740.00	Series #6MWZZ	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #6MWZZ	Ark7 Inc.

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #6MWZZ.

Selected Risks

The company's business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

  An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.
  Liability of investors between series of interests.
  Each Series Interest will rely on its Managing Member, Ark7 to manage each property.
  If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.
  Ark7 Inc. is both the Asset Manager and the Managing Member, and compensation terms were not determined on an arm's length basis.
  There is competition for time among the various entities sharing the same management team.
  There is currently no trading market for the company's securities.
  The company has limited operating history for investors to evaluate.
  Possible Changes in Federal Tax Laws make it impossible to giver certainty to the tax treatment of any series of interest.
  The company's consolidated financial statements include a going concern opinion.
  The company may not raise sufficient funds to achieve its business objectives.
  The company's management has full discretion as to the use of proceeds from the offering.
  If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement.
  If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations.
  The purchase prices for the Series Interests have been arbitrarily determined.
  If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.
  Competition with other parties entering real estate investment business may reduce the company's profitability.
  The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.
  The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate.
  The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.
  The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.
  An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset.
  The company may decide to sell an Underlying Asset which could conflict with an investor's interests.
  A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.
  Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.
  Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors.
  The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors.
  Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.
  Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment.
  The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.
  Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.
  The company's results of operations may be negatively impacted by the coronavirus outbreak.
  Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Series Limited Liability Company Agreement of Ark7 Properties Advance LLC dated October 12, 2023, (the "Operating Agreement") of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Asset Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the "LLC Act"), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company's series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests, or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ark7 to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ark7. In addition, Ark7 will be entitled to certain fees in exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ark7 sitting on both sides of the table and will not be an arm's length transaction.

If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company's future depends, in part, on Ark7's ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ark7, each of whom would be difficult to replace.

In particular, Yizhen Zhao, who is the Chief Executive Officer of Ark7, is critical to the management of the company's business and operations and the development of its strategic direction. The loss of the services of Mr. Zhao or other executive officers or key personnel of Ark7 and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company's business objectives.

Ark7 Inc. is both the Asset Manager and the Managing Member. Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Asset Manager were determined internally, by the company and Ark7 and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm's length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Asset Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

There may be competition for time among the various entities sharing the same management team. Currently, Ark7 is the Managing Member of Ark7 Properties Advance LLC and each series identified under "Series Offering Table" above. Ark7 intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company's securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company has limited operating history for investors to evaluate. The company was recently formed and the Series formed have generated limited revenues and have limited operating history upon which prospective investors may evaluate their performance. Further, the Series included as part of this post-qualification amendment have no operating history at all. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

The company's consolidated financial statements include a going concern opinion. The company's financial statements were prepared on a "going concern" basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company's ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ark7, general and economic conditions on the real estate market and achieving a level of income adequate to support the company's cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

We may face challenges in securing mortgage financing, particularly in states or with lenders that do not fully recognize or respect the series limited liability company structure, potentially increasing risks to our properties. A series limited liability company structure may not be universally recognized or respected, especially in certain states or by certain lenders. As a result, when seeking mortgage financing, a series within our company may encounter obstacles or limitations due to the lack of recognition of this unique legal framework. In instances where our series LLC structure is not acknowledged, there are potential implications for mortgage transactions. For example, lenders may require our company, rather than the specific series, to act as the borrower and hold title to the property on behalf of the series. This arrangement could complicate matters in the event of default on a loan. If we default on a mortgage secured by a property, there's a risk that the lender may seek to foreclose on other properties held by different series within our company, for which we hold title. This scenario could expose investors to unforeseen liabilities and risks beyond those associated with the specific series in which they have invested.

A series may encounter difficulties in securing financing on favorable terms or even securing financing at all, potentially hindering its ability to pursue growth opportunities and meet financial obligations. In the pursuit of growth and expansion, a series may seek additional capital through debt financing from various sources. However, securing financing may prove challenging, especially if favorable terms cannot be negotiated or if financing options are limited or unavailable. Should financing be obtained, it may come with unfavorable terms, including high interest rates, stringent repayment terms, or restrictive covenants. These covenants may limit a series' ability to take certain actions, such as incurring additional debt, making capital expenditures, or paying dividends to investors. Such restrictions could potentially constrain the series' operational flexibility and hinder its ability to execute its business strategies effectively. Furthermore, the availability of additional debt financing may be subject to market conditions, timing constraints, and the financial health of the series. In cases where financing is not readily accessible, a series may face challenges in pursuing growth initiatives, acquiring new properties, or meeting existing financial obligations. This could have adverse implications for the series' ability to generate returns for investors and distribute dividends.

A series that initially purchases a property outright but later decides to finance it may face increased risks related to its ability to meet debt service obligations, potentially impacting its financial condition, cash flow, and ability to distribute dividends to investors. Additionally, properties acquired without financing have a different risk profile compared to those acquired with mortgage financing. Properties with financing must meet debt service obligations, and any inability to do so could adversely affect a series' financial condition, results of operations, cash flow, market value of its interests, and its ability to make distributions to investors.

Under our leverage policy, a series may extend loans to the asset manager, either directly or indirectly secured by other real estate properties. However, changes in the market or operational failures by the asset manager may pose risks for the series in collecting these debt assets. In the event of market fluctuations or operational failures by the asset manager, there's a risk that the series may encounter difficulties in collecting these debt assets. Market changes, such as declines in property values or shifts in rental demand, could impact the asset manager's ability to fulfill its obligations under the loan agreements. Similarly, operational failures or mismanagement by the asset manager could further exacerbate these risks, potentially leading to delays or defaults in loan repayments.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company's operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company's ability to implement and complete its planned use of proceeds.

The company's management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us as general working capital, repayment of outstanding loans, loans to the company's Managing Member and the creation of a maintenance reserve account for the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company's management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement. The company presently anticipates that the net proceeds from the offering will be used first to repay the intercompany loan to Ark7 before making improvements to the property of funding an operating reserve account for future maintenance of the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company's management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations. In the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company's assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company's limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favorable price to investors.

Competition with other parties entering real estate investment business may reduce the company's profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company's growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the "Code") is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable 'like-kind exchange' transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Each series within Ark7 Properties Advance LLC will strive to qualify as Real Estate Investment Trusts (REITs). However, in the event of failure to qualify as REITs, investors may face increased tax liabilities. As part of our investment strategy, each series endeavors to qualify as a Real Estate Investment Trust (REIT). REIT status offers significant tax advantages, including exemption from corporate income taxes at the entity level, provided certain criteria are met. These criteria typically include distributing at least 90% of taxable income to shareholders as dividends, investing primarily in real estate assets, and adhering to other regulatory requirements outlined in the Internal Revenue Code. However, failure to qualify as a REIT could have adverse tax implications for investors. Without REIT status, the series would be subject to corporate income taxes at the entity level, potentially reducing overall returns for investors. Additionally, investors may face taxation on dividends received from the series at higher ordinary income tax rates, rather than the favorable tax treatment typically afforded to REIT dividends.

Risk Factors Related to the Real Estate Market

The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

  natural disasters such as hurricanes, earthquakes and floods;
  pandemics, such as COVID-19;
  acts of war or terrorism, including the consequences of terrorist attacks;
  adverse changes in national and local economic and real estate conditions;
  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
  costs of remediation and liabilities associated with environmental conditions affecting properties; and
  the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset. An Underlying Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Asset could be diminished because the market value of each Underlying Asset will depend principally upon the value of the cash flow generated by the leases associated with that Underlying Asset. Such a reduction in the resale value of a property could also reduce the value of investor interests.

The company may decide to sell an Underlying Asset which could conflict with an investor's interests. Ark7, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each series will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, the company may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company's tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company's ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company's net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company's ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Forum Selection and Jury Waivers

The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Series Limited Liability Company Agreement of Ark7 Properties Advance LLC (the "Operating Agreement") includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement: Our applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of California. This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company's knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company's securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

Risks Related to Covid-19

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business. The company's business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Common Stock and the financial condition of the company's investors or prospective investors, resulting in reduced demand for the Common Stock generally. "Shelter-in-place" or other such orders by governmental entities could also disrupt the company's operations, if employees, who cannot perform their responsibilities from home, are not able to report to work.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ark7 owns 100% of the company's membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series interests for the Series included on the cover page to this offering circular. The economic rights of each Series Interest will be based on the corresponding Underlying Asset. As such, investors will not experience dilution except as a result of the sale of additional interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

As described below the company is offering up to a certain amount of units of each series at a price described below per series interest. There is no minimum investment amount, however each investor much purchase at least one series interest.

Series	Maximum Number of Units Offered per Series	Price per Interest	Minimum Investment
Series #BULMO	7,100	$ 100	One Series Interest per investor.
Series #NETKE	2,850	$ 100	One Series Interest per investor.
Series #HEEMV	2,900	$ 100	One Series Interest per investor.
Series #DJGLA	2,850	$ 100	One Series Interest per investor.
Series #ESMYO	2,600	$ 100	One Series Interest per investor.
Series #6MWZZ	2,580	$ 100	One Series Interest per investor.

The company plans to market the securities directly on a "best efforts" basis. The company intends to use its website and apps to offer the Series Interests to eligible investors. The company's officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company's officers, directors, employees and advisors will not orally solicit investors. As of the date of this Offering Circular the company has not prepared any written materials.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company's website www.ark7.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1 and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria of the Broker. If the offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

  The amount of money contained in the company's segregated account of the applicable Series Interest; and
  The number of subscriptions received.

The company has not engaged commissioned sales agents or broker-dealers and, in conjunction with its associated persons, plans to conduct and distribute the Offering through the Ark7 platform. The associated persons of our Managing Member will not receive any commission or any other remuneration in relation to this offering. In offering the securities on our behalf, the associated persons of the Managing Member will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. No other affiliated entity involved in the offer and sale of the membership interests is currently a member firm of FINRA and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the membership interests. Where appropriate, in order to conduct the offering, the company intends to register with state securities regulators as an Issuer-Dealer or register one or more of its associated persons, including the Managing Member, where required, with state securities regulators as an Issuer-Agent.

The company will perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

  Review investor information, including KYC ("Know Your Customer") data, perform AML ("Anti Money Laundering") and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.
  Review each investor's applicable Series Interest Subscription Agreement to confirm such investor's participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor's participation.
  Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
  Not provide any investment advice nor any investment recommendations to any investor;
  Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and
  Coordinate with third party providers to ensure adequate review and compliance.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent

The company has engaged Vertalo as its transfer agent.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an "accredited investor" as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor's principal residence).

To subscribe for the Series Interests, each prospective investor must:

  Go to https://www.ark7.com, complete user registration;
  Complete profile setup and link a bank account;
  Navigate to open prospective offering page, click on the "Buy" button; that will open the subscribe panel;
  Complete subscribe information and review and sign the applicable Series Interest Subscription Agreement;
  Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a "rolling" basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor's subscription. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription.

In addition, in the company's sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors. The following limits have been established for the Series Interests as set forth in their respective Series Designations:

Series	Limit (A prospective investor may not purchase more than the amount set forth below).	Application of the Purchase Limit
Series #TPVS2	19.9%	All investors are subject to this limit
Series #ICBTL	19.9%	All investors are subject to this limit
Series #BULMO	19.9%	All investors are subject to this limit
Series #NETKE	19.9%	All investors are subject to this limit
Series #HEEMV	19.9%	All investors are subject to this limit
Series #DJGLA	19.9%	All investors are subject to this limit
Series #ESMYO	19.9%	All investors are subject to this limit
Series #6MWZZ	19.9%	All investors are subject to this limit

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor's subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of California for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company's litigation costs, to the extent it is enforceable, the forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor's legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor's legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS TO ISSUER

Series #BULMO

The table below sets forth the uses of proceeds of the company's Series #BULMO Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 630,000.00	88.7%
Property Purchase Expenses (1)	$ 20,609.00	2.9%
Offering Expenses (3)	$ 27,700.00	3.9%
Sourcing Fee (4)	$ 21,300.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	0.7%
Operating Reserve	$ 5,391.00	0.8%
Total Proceeds	$ 710,000.00	100.0%

____________________

  Series #BULMO acquired the property from a third-party seller on August 19, 2024, for $630,000.00, also incurring purchase expenses in the amount of $20,609.00 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #BULMO in the amount of $640,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning August 19, 2024, and is to be repaid in full by August 18, 2025. Series #BULMO may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #BULMO to be responsible for only up to $27,700.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #BULMO.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $710,000.00 and after deducting the estimated offering expenses of $27,700.00, together with the remaining balance of $-10,609.00, the net proceeds of this Series #BULMO Interests offering would be approximately $671,691.00. The company intends to use the remaining $671,691.00 as follows, in order of priority:

  Repayment of the intercompany loan ($640,000.00)
  Sourcing Fee ($21,300.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($5,391.00)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #BULMO.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #NETKE

The table below sets forth the uses of proceeds of the company's Series #NETKE Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 240,000.00	84.2%
Property Purchase Expenses (1)	$ 10,892.00	3.8%
Offering Expenses (3)	$ 15,175.00	5.3%
Sourcing Fee (4)	$ 8,550.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.8%
Operating Reserve	$ 5,383.00	1.9%
Total Proceeds	$ 285,000.00	100.0%

____________________

  Series #NETKE acquired the property from a third-party seller on September 20, 2024, for $240,000.00, also incurring purchase expenses in the amount of $10,892.00 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #NETKE in the amount of $250,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning September 20, 2024, and is to be repaid in full by September 19, 2025. Series #NETKE may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #NETKE to be responsible for only up to $15,175.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #NETKE.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $285,000.00 and after deducting the estimated offering expenses of $15,175.00, together with the remaining balance of $-892.00, the net proceeds of this Series #NETKE Interests offering would be approximately $268,933.00. The company intends to use the remaining $268,933.00 as follows, in order of priority:

  Repayment of the intercompany loan ($250,000.00)
  Sourcing Fee ($8,550.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($5,383.00)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #NETKE.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #HEEMV

The table below sets forth the uses of proceeds of the company's Series #HEEMV Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 250,000.00	86.2%
Property Purchase Expenses (1)	$ 10,512.50	3.6%
Offering Expenses (3)	$ 15,100.00	5.2%
Sourcing Fee (4)	$ 8,700.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.7%
Operating Reserve	$ 687.50	0.2%
Total Proceeds	$ 290,000.00	100.0%

____________________

  Series #HEEMV acquired the property from a third-party seller on September 26, 2024, for $250,000.00, also incurring purchase expenses in the amount of $10,512.50 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #HEEMV in the amount of $260,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning September 26, 2024, and is to be repaid in full by September 25, 2025. Series #HEEMV may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #HEEMV to be responsible for only up to $15,100.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #HEEMV.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $290,000.00 and after deducting the estimated offering expenses of $15,100.00, together with the remaining balance of $-512.50, the net proceeds of this Series #HEEMV Interests offering would be approximately $274,387.50. The company intends to use the remaining $274,387.50 as follows, in order of priority:

  Repayment of the intercompany loan ($260,000.00)
  Sourcing Fee ($8,700.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($687.50)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #HEEMV.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #DJGLA

The table below sets forth the uses of proceeds of the company's Series #DJGLA Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 245,000.00	86.0%
Property Purchase Expenses (1)	$ 10,354.75	3.6%
Offering Expenses (3)	$ 14,950.00	5.2%
Sourcing Fee (4)	$ 8,550.00	3.0%
Property Improvements/Capital Expenditures	$ 3,000.00	1.1%
Operating Reserve	$ 3,145.25	1.1%
Total Proceeds	$ 285,000.00	100.0%

____________________

  Series #DJGLA acquired the property from a third-party seller on September 26, 2024, for $245,000.00, also incurring purchase expenses in the amount of $10,354.75 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #DJGLA in the amount of $255,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning September 26, 2024, and is to be repaid in full by September 25, 2025. Series #DJGLA may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #DJGLA to be responsible for only up to $14,950.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #DJGLA.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $285,000.00 and after deducting the estimated offering expenses of $14,950.00, together with the remaining balance of $-354.75, the net proceeds of this Series #DJGLA Interests offering would be approximately $269,695.25. The company intends to use the remaining $269,695.25 as follows, in order of priority:

  Repayment of the intercompany loan ($255,000.00)
  Sourcing Fee ($8,550.00)
  Capital Improvements ($3,000.00)
  Operating Reserve ($3,145.25)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #DJGLA.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #ESMYO

The table below sets forth the uses of proceeds of the company's Series #ESMYO Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 220,180.00	84.7%
Property Purchase Expenses (1)	$ 9,885.50	3.8%
Offering Expenses (3)	$ 14,200.00	5.5%
Sourcing Fee (4)	$ 7,800.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.9%
Operating Reserve	$ 2,934.50	1.1%
Total Proceeds	$ 260,000.00	100.0%

____________________

  Series #ESMYO acquired the property from a third-party seller on October 8, 2024, for $220,180.00, also incurring purchase expenses in the amount of $9,885.50 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #ESMYO in the amount of $230,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning October 8, 2024, and is to be repaid in full by October 7, 2025. Series #ESMYO may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #ESMYO to be responsible for only up to $14,200.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #ESMYO.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $260,000.00 and after deducting the estimated offering expenses of $14,200.00, together with the remaining balance of $-65.50, the net proceeds of this Series #ESMYO Interests offering would be approximately $245,734.50. The company intends to use the remaining $245,734.50 as follows, in order of priority:

  Repayment of the intercompany loan ($230,000.00)
  Sourcing Fee ($7,800.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($2,934.50)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #ESMYO.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #6MWZZ

The table below sets forth the uses of proceeds of the company's Series #6MWZZ Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Purchase Price of Property (1)(2)	$ 218,000.00	84.5%
Property Purchase Expenses (1)	$ 9,626.50	3.7%
Offering Expenses (3)	$ 14,140.00	5.5%
Sourcing Fee (4)	$ 7,740.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.9%
Operating Reserve	$ 3,493.50	1.4%
Total Proceeds	$ 258,000.00	100.0%

____________________

  Series #6MWZZ acquired the property from a third-party seller on October 8, 2024, for $218,000.00, also incurring purchase expenses in the amount of $9,626.50 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees.
  The Managing Member made an intercompany loan to Series #6MWZZ in the amount of $220,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning October 8, 2024, and is to be repaid in full by October 7, 2025. Series #6MWZZ may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses include audit fees, legal fees, Edgarization fees, blue sky filing fees, etc. The company intends for Series #6MWZZ to be responsible for only up to $14,140.00, with the Managing Member and other series sharing the rest expenses, without reimbursement by Series #6MWZZ.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $258,000.00 and after deducting the estimated offering expenses of $14,140.00, together with the remaining balance of $-7,626.50, the net proceeds of this Series #6MWZZ Interests offering would be approximately $236,233.50. The company intends to use the remaining $236,233.50 as follows, in order of priority:

  Repayment of the intercompany loan ($220,000.00)
  Sourcing Fee ($7,740.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($3,493.50)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #6MWZZ.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

THE COMPANY'S BUSINESS

Company Overview - Our Mission

Ark7 Properties Advance LLC, a Delaware series limited liability company, was established on October 12, 2023 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties Advance LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties Advance LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties Advance LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties Advance LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties Advance LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties Advance LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties Advance LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties Advance LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties Advance LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Single-family homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $1,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties Advance LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties Advance LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties Advance LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Leverage Policy

Through our Leverage Policy, we aim to strategically utilize leverage via senior financing for our real estate acquisitions, secured credit facilities, and capital markets financing activities. Our strategy involves securing long-term, non-recourse leverage arrangements that are not subject to mark-to-market valuations, aiming for the most cost-effective options available.

We've implemented a borrowing limit, pledging not to surpass 65% of the higher value between the acquisition cost (pre-depreciation or other non-cash reserves adjustments) or the fair market value of our assets. This reflects our prudent approach to leveraging, ensuring financial strength.

Furthermore, we consider extending loans to our Asset Manager at fair market rates for investing in real estate properties on the Ark7 platform, up to the mortgage principal amount as needed, a decision subject to strategic evaluation. The Managing Member has the authority to review and adjust our leverage strategy in response to changing economic conditions or strategic priorities, keeping our policy aligned with investment goals.

Approval from the Managing Member is required for exceeding our leverage limit. Additionally, if assets initially acquired without leverage are eligible for financing under our policy, any excess proceeds beyond operational needs or reserves may be distributed to investors at the discretion of the Managing Member, in adherence to our leverage guidelines. This approach underscores our commitment to navigating real estate investment complexities while safeguarding the long-term interests of our investors.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties Advance LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

SERIES PROPERTIES BEING OFFERED

Property Overview - Series #BULMO

Timeline

  On July 30, 2024, Ark7 Properties Advance LLC established Series #BULMO for the purpose of acquiring the property located at 27308 Barre Dr, Menifee, CA 92584 (the "Barre Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #BULMO entered into an inter-company loan agreement on August 19, 2024, pursuant to which Ark7 loaned Series #BULMO $640,000.00 for the purpose of purchasing the Barre Property. Ark7 did not finance any of the funds it loaned to Series #BULMO.
  Series #BULMO acquired the Barre Property on August 19, 2024, from a third-party seller.
  Series #BULMO intends to list the Barre Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	27308 Barre Dr, Menifee, CA 92584

Type of Property	Single Family Home

Property History	The Single Family Home located at 27308 Barre Dr, Menifee, CA 92584, was previously owner occupied.

Square Foot	2,066 square feet

HOA	The total annual assessments paid to the community association are $1,300 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	4 bedrooms and 3 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$640,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #BULMO holders will not be sought.

Property History

The single family home located at 27308 Barre Dr, Menifee, CA 92584, was previously owner occupied. The Barre Property was built in 2021. The Barre Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Barre Property, the property was owner occupied.

Acquisition of the Barre Property

Series #BULMO completed the acquisition of the Barre Property on August 19, 2024. The acquisition of the Barre Property was funded via a cash payment in the amount of $630,000.00. The Barre Property is being held by Series #BULMO. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Barre Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #BULMO.

Property Manager

The Managing Member appointed the Asset Manager to manage the Barre Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Barre Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $3,200 per month, or $38,400 per year, which is consistent with other single family homes in the same area of Menifee, CA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Barre Property for 10 or more years during which time, we will operate the Barre Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #BULMO interest holders. The determination as to when the Barre Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Barre Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of July 2024, the latest data from various sources indicates a dynamic housing market in Menifee, CA 92584. While not specific to this property, insights from Redfin, Zillow, Realtor.com, Rocket Homes, and Zumper shed light on the overall market trends.

  In July 2024, the median home sale price for single-family homes in Menifee, CA 92584 has demonstrated strong growth, with a notable increase of 7.2% compared to the previous year, reaching a median price of approximately $475,000. For 4-bedroom, 3-bathroom single-family homes specifically, prices have seen an average increase of 6.5%, with typical prices for such properties now around $615,000. The property at 27308 Barre Dr, acquired for $630,000, reflects a premium above this typical range, suggesting its superior features or location.
  The Menifee, CA 92584 area has been favorable for sellers, with sustained demand and limited inventory since July 2022. Notably, 42% of homes were sold above their listing prices in July 2024, underscoring the competitive nature of the market.
  Based on recent U.S. Census data, the population of Menifee, CA 92584 stood at 108,000 as of July 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 4.1% increase in total nonfarm employment in Menifee between July 2022 and July 2023. The city's labor force now comprises 35,000 individuals, accompanied by an unemployment rate of 3.7% as of June 2023.
  The number of homes listed for sale in Menifee, CA 92584 saw a modest growth of 6% in July 2024, with 175 homes listed.
  Properties in the Menifee, CA 92584 area are moving quickly, with an average of 12 days on the market in July 2024, compared to 15 days the previous year.
  As of July 2024, the average rent for a 4-bedroom, 3-bathroom single-family home in Menifee, CA 92584 has reached $3,200, indicating a 7.5% increase compared to July 2023.

Property Overview - Series #NETKE

Timeline

  On July 30, 2024, Ark7 Properties Advance LLC established Series #NETKE for the purpose of acquiring the property located at 1986 Old Dogwood, Jonesboro, GA 30238 (the "Old Dogwoord Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #NETKE entered into an inter-company loan agreement on September 20, 2024, pursuant to which Ark7 loaned Series #NETKE $250,000.00 for the purpose of purchasing the Old Dogwoord Property. Ark7 did not finance any of the funds it loaned to Series #NETKE.
  Series #NETKE acquired the Old Dogwoord Property on September 20, 2024, from a third-party seller.
  Series #NETKE intends to list the Old Dogwoord Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	1986 Old Dogwood, Jonesboro, GA 30238

Type of Property	Townhouse

Property History	The Townhouse located at 1986 Old Dogwood, Jonesboro, GA 30238, was previously owner occupied.

Square Foot	1,507 square feet

HOA	The total annual assessments paid to the community association are $600 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	3 bedrooms and 2.5 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$250,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #NETKE holders will not be sought.

Property History

The townhouse located at 1986 Old Dogwood, Jonesboro, GA 30238, was previously owner occupied. The Old Dogwoord Property was built in 2016. The Old Dogwoord Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Old Dogwoord Property, the property was owner occupied.

Acquisition of the Old Dogwoord Property

Series #NETKE completed the acquisition of the Old Dogwoord Property on September 20, 2024. The acquisition of the Old Dogwoord Property was funded via a cash payment in the amount of $240,000.00. The Old Dogwoord Property is being held by Series #NETKE. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Old Dogwoord Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #NETKE.

Property Manager

The Managing Member appointed the Asset Manager to manage the Old Dogwoord Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Old Dogwoord Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,745 per month, or $20,940 per year, which is consistent with other townhouses in the same area of Jonesboro, GA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Old Dogwoord Property for 10 or more years during which time, we will operate the Old Dogwoord Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #NETKE interest holders. The determination as to when the Old Dogwoord Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Old Dogwoord Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of September 2024, the latest data from various sources indicates a dynamic housing market in Jonesboro, GA 30238. While not specific to this property, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper shed light on the overall market trends.

  In September 2024, the median home sale price in Jonesboro, GA 30238 has shown resilience, with a steady increase of 4.5% compared to the previous year, reaching a median price of approximately $248,000. Over the past decade, the housing market in this area has demonstrated consistent appreciation, with an average annual growth rate of 9.0%.
  The Jonesboro, GA 30238 area has been favorable for sellers, marked by sustained demand and limited inventory since August 2023. Notably, 28% of homes were sold above their listing prices in September 2024, highlighting the competitive nature of the market.
  Based on recent U.S. Census data, the population of Jonesboro, GA 30238 stood at 30,000 as of September 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 2.3% increase in total nonfarm employment in Jonesboro between July 2023 and July 2024. The city's labor force now comprises 180,000 individuals, accompanied by an unemployment rate of 3.7% as of June 2024.
  The number of homes listed for sale in Jonesboro, GA 30238 saw a modest growth of 4% in September 2024, with 145 homes listed.
  Properties in the Jonesboro, GA 30238 area are moving swiftly, with an average of 14 days on the market in September 2024, compared to 17 days the previous year.
  As of September 2024, the average rent for a 3-bedroom, 2.5-bathroom townhome in Jonesboro, GA 30238 has reached $1,600, indicating a 4.5% increase compared to September 2023.

Property Overview - Series #HEEMV

Timeline

  On August 30, 2024, Ark7 Properties Advance LLC established Series #HEEMV for the purpose of acquiring the property located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308 (the "Piedmont Property 609") from a third-party seller.
  Ark7, the company's Managing Member and Series #HEEMV entered into an inter-company loan agreement on September 26, 2024, pursuant to which Ark7 loaned Series #HEEMV $260,000.00 for the purpose of purchasing the Piedmont Property 609. Ark7 did not finance any of the funds it loaned to Series #HEEMV.
  Series #HEEMV acquired the Piedmont Property 609 on September 26, 2024, from a third-party seller.
  Series #HEEMV intends to list the Piedmont Property 609 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	215 Piedmont Ave NE, #609, Atlanta, GA 30308

Type of Property	Condominium

Property History	The Condominium located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308, was previously owner occupied.

Square Foot	1,020 square feet

HOA	The total annual assessments paid to the community association are $8,620 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	1 bedrooms and 1 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$260,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #HEEMV holders will not be sought.

Property History

The condominium located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308, was previously owner occupied. The Piedmont Property 609 was built in 1963. The Piedmont Property 609 expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Piedmont Property 609, the property was owner occupied.

Acquisition of the Piedmont Property 609

Series #HEEMV completed the acquisition of the Piedmont Property 609 on September 26, 2024. The acquisition of the Piedmont Property 609 was funded via a cash payment in the amount of $250,000.00. The Piedmont Property 609 is being held by Series #HEEMV. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Piedmont Property 609 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #HEEMV.

Property Manager

The Managing Member appointed the Asset Manager to manage the Piedmont Property 609. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Piedmont Property 609 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $2,283 per month, or $27,396 per year, which is consistent with other condominiums in the same area of Atlanta, GA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Piedmont Property 609 for 10 or more years during which time, we will operate the Piedmont Property 609 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #HEEMV interest holders. The determination as to when the Piedmont Property 609 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Piedmont Property 609 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of September 2024, the latest data from various sources indicates a dynamic housing market in Atlanta, GA 30308. While not specific to the property at 215 Piedmont Ave NE, #609, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this area.

  In September 2024, the median home sale price in Atlanta, GA 30308 is approximately $385,000, reflecting a 2.7% decrease compared to the previous year. Over the past decade, the housing market in this area has shown consistent appreciation, with an average annual rate of about 10.4%.
  The Atlanta, GA 30308 area remains somewhat favorable for sellers, driven by sustained demand, despite a slight increase in inventory. In September 2024, around 42% of homes sold were above their listing prices, indicating the competitive nature of the market.
  Based on recent U.S. Census data, the population of Atlanta, GA 30308 stood at approximately 21,000 as of September 2024.
  According to the U.S. Bureau of Labor Statistics, total nonfarm employment in the region has increased by 4.2% between July 2023 and July 2024, with a labor force comprising 305,000 individuals and an unemployment rate of 3.5%.
  The number of homes listed for sale in Atlanta, GA 30308 saw a modest increase, with around 160 homes available in September 2024. Properties in this area are moving quickly, with an average of 77 days on the market, compared to previous years where the average was around 11 days.
  As of September 2024, the average rent for a 1-bedroom, 1-bathroom condo in Atlanta, GA 30308 has reached approximately $1,900, indicating a 5.9% increase compared to September 2023.

Property Overview - Series #DJGLA

Timeline

  On August 30, 2024, Ark7 Properties Advance LLC established Series #DJGLA for the purpose of acquiring the property located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308 (the "Piedmont Property 902") from a third-party seller.
  Ark7, the company's Managing Member and Series #DJGLA entered into an inter-company loan agreement on September 26, 2024, pursuant to which Ark7 loaned Series #DJGLA $255,000.00 for the purpose of purchasing the Piedmont Property 902. Ark7 did not finance any of the funds it loaned to Series #DJGLA.
  Series #DJGLA acquired the Piedmont Property 902 on September 26, 2024, from a third-party seller.
  Series #DJGLA intends to list the Piedmont Property 902 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	215 Piedmont Ave NE, #902, Atlanta, GA 30308

Type of Property	Condominium

Property History	The Condominium located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308, was previously owner occupied.

Square Foot	850 square feet

HOA	The total annual assessments paid to the community association are $7,041 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	1 bedrooms and 1 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 3,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$255,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #DJGLA holders will not be sought.

Property History

The condominium located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308, was previously owner occupied. The Piedmont Property 902 was built in 1963. The Piedmont Property 902 expects to incur approximately $3,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Piedmont Property 902, the property was owner occupied.

Acquisition of the Piedmont Property 902

Series #DJGLA completed the acquisition of the Piedmont Property 902 on September 26, 2024. The acquisition of the Piedmont Property 902 was funded via a cash payment in the amount of $245,000.00. The Piedmont Property 902 is being held by Series #DJGLA. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Piedmont Property 902 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $3,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #DJGLA.

Property Manager

The Managing Member appointed the Asset Manager to manage the Piedmont Property 902. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Piedmont Property 902 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $2,173 per month, or $26,076 per year, which is consistent with other condominiums in the same area of Atlanta, GA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $3,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Piedmont Property 902 for 10 or more years during which time, we will operate the Piedmont Property 902 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #DJGLA interest holders. The determination as to when the Piedmont Property 902 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Piedmont Property 902 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of September 2024, the latest data from various sources indicates a dynamic housing market in Atlanta, GA 30308. While not specific to the property at 215 Piedmont Ave NE, #902, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this area.

  In September 2024, the median home sale price in Atlanta, GA 30308 is approximately $385,000, reflecting a 2.7% decrease compared to the previous year. Over the past decade, the housing market in this area has shown consistent appreciation, with an average annual rate of about 10.4%.
  The Atlanta, GA 30308 area remains somewhat favorable for sellers, driven by sustained demand, despite a slight increase in inventory. In September 2024, around 42% of homes sold were above their listing prices, indicating the competitive nature of the market.
  Based on recent U.S. Census data, the population of Atlanta, GA 30308 stood at approximately 21,000 as of September 2024.
  According to the U.S. Bureau of Labor Statistics, total nonfarm employment in the region has increased by 4.2% between July 2023 and July 2024, with a labor force comprising 305,000 individuals and an unemployment rate of 3.5%.
  The number of homes listed for sale in Atlanta, GA 30308 saw a modest increase, with around 160 homes available in September 2024. Properties in this area are moving quickly, with an average of 77 days on the market, compared to previous years where the average was around 11 days.
  As of September 2024, the average rent for a 1-bedroom, 1-bathroom condo in Atlanta, GA 30308 has reached approximately $1,500, indicating a 5.9% increase compared to September 2023.

Property Overview - Series #ESMYO

Timeline

  On July 26, 2024, Ark7 Properties Advance LLC established Series #ESMYO for the purpose of acquiring the property located at 177 E Sweden St, Walnut Springs, TX 76690 (the "E Sweden St Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #ESMYO entered into an inter-company loan agreement on October 8, 2024, pursuant to which Ark7 loaned Series #ESMYO $230,000.00 for the purpose of purchasing the E Sweden St Property. Ark7 did not finance any of the funds it loaned to Series #ESMYO.
  Series #ESMYO acquired the E Sweden St Property on October 8, 2024, from a third-party seller.
  Series #ESMYO intends to list the E Sweden St Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	177 E Sweden St, Walnut Springs, TX 76690

Type of Property	Single Family Home

Property History	The Single Family Home located at 177 E Sweden St, Walnut Springs, TX 76690, was previously owner occupied.

Square Foot	1,678 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	3 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$230,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #ESMYO holders will not be sought.

Property History

The single family home located at 177 E Sweden St, Walnut Springs, TX 76690, was previously owner occupied. The E Sweden St Property was built in 1984. The E Sweden St Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the E Sweden St Property, the property was owner occupied.

Acquisition of the E Sweden St Property

Series #ESMYO completed the acquisition of the E Sweden St Property on October 8, 2024. The acquisition of the E Sweden St Property was funded via a cash payment in the amount of $220,180.00. The E Sweden St Property is being held by Series #ESMYO. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The E Sweden St Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #ESMYO.

Property Manager

The Managing Member appointed the Asset Manager to manage the E Sweden St Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The E Sweden St Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,800 per month, or $21,600 per year, which is consistent with other single family homes in the same area of Walnut Springs, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the E Sweden St Property for 10 or more years during which time, we will operate the E Sweden St Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #ESMYO interest holders. The determination as to when the E Sweden St Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the E Sweden St Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of September 2024, the latest data from various sources indicates a thriving housing market in Walnut Springs, TX 76690. While not specific to this property, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper shed light on the overall market trends.

  In September 2024, the median home sale price in Walnut Springs, TX 76690 has demonstrated resilience, with a steady increase of 5.2% compared to the previous year, reaching a median price of approximately $275,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 10.3%
  The Walnut Springs, TX 76690 area has been favorable for sellers, with sustained demand and limited inventory since early 2022. Notably, 32% of homes were sold above their listing prices in September 2024, underscoring the competitive nature of the market.
  Based on recent U.S. Census data, the population of Walnut Springs, TX 76690 stood at 1,200 as of September 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 4.2% increase in total nonfarm employment in the area between July 2022 and July 2023. The labor force now comprises approximately 600 individuals, accompanied by an unemployment rate of 3.9% as of June 2023.
  The number of homes listed for sale in Walnut Springs, TX 76690 saw a modest growth of 6% in September 2024, with 45 homes listed.
  Properties in the Walnut Springs, TX 76690 area are moving swiftly, with an average of 12 days on the market in September 2024, compared to 15 days the previous year.
  As of September 2024, the average rent for a 3-bedroom single-family house in Walnut Springs, TX 76690 has reached $1,500, indicating a 5.5% increase compared to September 2023.

Property Overview - Series #6MWZZ

Timeline

  On July 26, 2024, Ark7 Properties Advance LLC established Series #6MWZZ for the purpose of acquiring the property located at 116 W Sweden St, Walnut Springs, TX 76690 (the "W Sweden St Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #6MWZZ entered into an inter-company loan agreement on October 8, 2024, pursuant to which Ark7 loaned Series #6MWZZ $220,000.00 for the purpose of purchasing the W Sweden St Property. Ark7 did not finance any of the funds it loaned to Series #6MWZZ.
  Series #6MWZZ acquired the W Sweden St Property on October 8, 2024, from a third-party seller.
  Series #6MWZZ intends to list the W Sweden St Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	116 W Sweden St, Walnut Springs, TX 76690

Type of Property	Multi-Family Home

Property History	The Multi-Family Home located at 116 W Sweden St, Walnut Springs, TX 76690, was previously owner occupied.

Square Foot	1,300 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	1 units

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$220,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #6MWZZ holders will not be sought.

Property History

The multi-family home located at 116 W Sweden St, Walnut Springs, TX 76690, was previously owner occupied. The W Sweden St Property was built in 2022. The W Sweden St Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the W Sweden St Property, the property was owner occupied.

Acquisition of the W Sweden St Property

Series #6MWZZ completed the acquisition of the W Sweden St Property on October 8, 2024. The acquisition of the W Sweden St Property was funded via a cash payment in the amount of $218,000.00. The W Sweden St Property is being held by Series #6MWZZ. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The W Sweden St Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #6MWZZ.

Property Manager

The Managing Member appointed the Asset Manager to manage the W Sweden St Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The W Sweden St Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,850 per month, or $22,200 per year, which is consistent with other multi-family homes in the same area of Walnut Springs, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the W Sweden St Property for 10 or more years during which time, we will operate the W Sweden St Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #6MWZZ interest holders. The determination as to when the W Sweden St Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the W Sweden St Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of September 2024, the latest data from various sources indicates a thriving housing market in Walnut Springs, TX 76690. While not specific to this property, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper shed light on the overall market trends.

  In September 2024, the median home sale price in Walnut Springs, TX 76690 has demonstrated resilience, with a steady increase of 5.2% compared to the previous year, reaching a median price of approximately $275,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 10.3%.
  The Walnut Springs, TX 76690 area has been favorable for sellers, with sustained demand and limited inventory since early 2022. Notably, 32% of homes were sold above their listing prices in September 2024, underscoring the competitive nature of the market.
  Based on recent U.S. Census data, the population of Walnut Springs, TX 76690 stood at 1,200 as of September 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 4.2% increase in total nonfarm employment in the area between July 2022 and July 2023. The labor force now comprises approximately 600 individuals, accompanied by an unemployment rate of 3.9% as of June 2023.
  The number of homes listed for sale in Walnut Springs, TX 76690 saw a modest growth of 6% in September 2024, with 45 homes listed.
  Properties in the Walnut Springs, TX 76690 area are moving swiftly, with an average of 12 days on the market in September 2024, compared to 15 days the previous year.
  As of September 2024, the average rent for a 3-bedroom single-family house in Walnut Springs, TX 76690 has reached $1,500, indicating a 5.5% increase compared to September 2023.

THE COMPANY'S PROPERTIES

  On October 13, 2023, Ark7 Properties Advance LLC - Series #TPVS2 purchased an investment property located at 20 N State St, Unit 307, Chicago, IL 60602 for $208,500. The property is a condominium.
  On August 9, 2024, Ark7 Properties Advance LLC - Series #ICBTL purchased an investment property located at 215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308 for $265,000. The property is a condominium.
  On August 19, 2024, Ark7 Properties Advance LLC - Series #BULMO purchased an investment property located at 27308 Barre Dr, Menifee, CA 92584 for $630,000. The property is a single family home.
  On September 20, 2024, Ark7 Properties Advance LLC - Series #NETKE purchased an investment property located at 1986 Old Dogwood, Jonesboro, GA 30238 for $240,000. The property is a townhouse.
  On September 26, 2024, Ark7 Properties Advance LLC - Series #HEEMV purchased an investment property located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308 for $250,000. The property is a condominium.
  On September 26, 2024, Ark7 Properties Advance LLC - Series #DJGLA purchased an investment property located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308 for $245,000. The property is a condominium.
  On October 8, 2024, Ark7 Properties Advance LLC - Series #ESMYO purchased an investment property located at 177 E Sweden St, Walnut Springs, TX 76690 for $220,180. The property is a single family home.
  On October 8, 2024, Ark7 Properties Advance LLC - Series #6MWZZ purchased an investment property located at 116 W Sweden St, Walnut Springs, TX 76690 for $218,000. The property is a multi-family home.

As of the date of this Offering Circular, Ark7 Inc., the company's Asset Manager and Managing Member, does not own any additional properties and does not intend to acquire additional properties for the acquisition of company or any future series of the company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties Advance LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties Advance LLC was formed on October 12, 2023 ("Inception") in the State of Delaware. Ark7 Properties Advance LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - six months ended June 30, 2024 and 2023

Revenues are generated at the series level. For the six months ended June 30, 2024 and 2023, the Series aggregated together generated $11,916 and $0, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of June 30, 2024	Gross Rental Income as of June 30, 2023
#TPVS2	$ 11,916	$ 0

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of June 30, 2024	Expenses Relating to Operating of the Property as of June 30, 2023
#TPVS2	$ 5,887	$ 254

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of June 30, 2024	Net Income (Loss) as of June 30, 2023
#TPVS2	$ (9,026)	$ (4,372)

Operating Results - year ended December 31, 2023 and 2022

Revenues are generated at the series level. For the year ended December 31, 2023 and 2022, the Series aggregated together generated $0 and $0, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2023	Gross Rental Income as of December 31, 2022
#TPVS2	$ 0	$ 0

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2023	Expenses Relating to Operating of the Property as of December 31, 2022
#TPVS2	$ 2,581	$ 0

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2023	Net Income (Loss) as of December 31, 2022
#TPVS2	$ (13,459)	$ 0

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of true, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of June 30, 2024
#TPVS2	$ 0

An additional $0 of cash is held by Ark7 Properties Advance LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APAL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #6MWZZ

On October 8, 2024, the APAL - Series #6MWZZ executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #6MWZZ borrowed $220,000 at 10% interest with a maturity of October 7, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #BULMO

On August 19, 2024, the APAL - Series #BULMO executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #BULMO borrowed $640,000 at 10% interest with a maturity of August 18, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #DJGLA

On September 26, 2024, the APAL - Series #DJGLA executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #DJGLA borrowed $255,000 at 10% interest with a maturity of September 25, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #ESMYO

On October 8, 2024, the APAL - Series #ESMYO executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #ESMYO borrowed $230,000 at 10% interest with a maturity of October 7, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #HEEMV

On September 26, 2024, the APAL - Series #HEEMV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #HEEMV borrowed $260,000 at 10% interest with a maturity of September 25, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #ICBTL

On August 9, 2024, the APAL - Series #ICBTL executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #ICBTL borrowed $280,000 at 10% interest with a maturity of August 8, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #NETKE

On September 20, 2024, the APAL - Series #NETKE executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #NETKE borrowed $250,000 at 10% interest with a maturity of September 19, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #TPVS2

On October 12, 2023, the APAL - Series #TPVS2 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APAL - Series #TPVS2 borrowed $230,000 at 10% interest with a maturity of October 11, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $230,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $5,104 and $0, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties Advance LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #BULMO	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #NETKE	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

Manager Affiliates

The asset manager controls the following affiliated entities that also seek to issue securities pursuant to Tier 2 of Regulation A:

  Ark7 Properties Plus LLC - Ark7 Properties Plus LLC was formed on March 17, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Ark7 Properties Plus LLC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the year ended December 31, 2023, the company did not compensate any director or executive officer for their services to Ark7 Properties Advance LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2023 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2023
Series #TPVS2	$ -
Series #ICBTL	$ -
Series #BULMO	$ -
Series #NETKE	$ -
Series #HEEMV	$ -
Series #DJGLA	$ -
Series #ESMYO	N/A
Series #6MWZZ	N/A

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2023 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2023
Series #TPVS2	$ -
Series #ICBTL	$ -
Series #BULMO	$ -
Series #NETKE	$ -
Series #HEEMV	$ -
Series #DJGLA	$ -
Series #ESMYO	N/A
Series #6MWZZ	N/A

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

Intercompany Loans that allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of at least 3.0% of the loan amount, and potentially up to 9.0%, depending on how much is prepaid.

Intercompany loans that do not allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of up to 10.0%, Prepayment of the loans is not permitted.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties Advance LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of November 18, 2024, Series #TPVS2 had 2,640 Series Interests issued and outstanding and 2,640 Series Interests have been authorized.

As of November 18, 2024, Series #ICBTL had 3,100 Series Interests issued and outstanding and 3,100 Series Interests have been authorized.

As of November 18, 2024, Series #BULMO had 5,589 Series Interests issued and outstanding and 7,100 Series Interests have been authorized.

As of November 18, 2024, Series #NETKE had 1,518 Series Interests issued and outstanding and 2,850 Series Interests have been authorized.

As of November 18, 2024, Series #HEEMV had 10 Series Interests issued and outstanding and 2,900 Series Interests have been authorized.

As of November 18, 2024, Series #DJGLA had 10 Series Interests issued and outstanding and 2,850 Series Interests have been authorized.

As of November 18, 2024, Series #ESMYO had 10 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of November 18, 2024, Series #6MWZZ had 10 Series Interests issued and outstanding and 2,580 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #TPVS2

On October 12, 2023, Series #TPVS2 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 12, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #TPVS2

On October 12, 2023, Series #TPVS2 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #TPVS2 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ICBTL

On August 9, 2024, Series #ICBTL (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $280,000 to the Borrower.
  Borrower promises to repay $280,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 9, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on August 8, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ICBTL

On August 9, 2024, Series #ICBTL and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ICBTL Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #BULMO

On August 19, 2024, Series #BULMO (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $640,000 to the Borrower.
  Borrower promises to repay $640,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 19, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on August 18, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #BULMO

On August 19, 2024, Series #BULMO and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #BULMO Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #NETKE

On September 20, 2024, Series #NETKE (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $250,000 to the Borrower.
  Borrower promises to repay $250,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on September 19, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #NETKE

On September 20, 2024, Series #NETKE and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #NETKE Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #HEEMV

On September 26, 2024, Series #HEEMV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $260,000 to the Borrower.
  Borrower promises to repay $260,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 26, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on September 25, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #HEEMV

On September 26, 2024, Series #HEEMV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #HEEMV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DJGLA

On September 26, 2024, Series #DJGLA (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $255,000 to the Borrower.
  Borrower promises to repay $255,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on September 26, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on September 25, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DJGLA

On September 26, 2024, Series #DJGLA and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DJGLA Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ESMYO

On October 8, 2024, Series #ESMYO (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 8, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on October 7, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ESMYO

On October 8, 2024, Series #ESMYO and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ESMYO Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #6MWZZ

On October 8, 2024, Series #6MWZZ (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $220,000 to the Borrower.
  Borrower promises to repay $220,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 8, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on October 7, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #6MWZZ

On October 8, 2024, Series #6MWZZ and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #6MWZZ Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2022 and December 31, 2023 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2022	Asset Management Fees Paid for the Year Ended December 31, 2023
Series #TPVS2	$ 0	$ 0
Series #ICBTL	$ 0	$ 0
Series #BULMO	$ 0	$ 0
Series #NETKE	$ 0	$ 0
Series #HEEMV	$ 0	$ 0
Series #DJGLA	$ 0	$ 0
Series #ESMYO	N/A	N/A
Series #6MWZZ	N/A	N/A

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #TPVS2 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ICBTL Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #BULMO Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #NETKE Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #HEEMV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DJGLA Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ESMYO Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #6MWZZ Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2022 and December 31, 2023 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2022	Sourcing Fees Paid for the Year Ended December 31, 2023
Series #TPVS2	$ -	$ -
Series #ICBTL	$ -	$ -
Series #BULMO	$ -	$ -
Series #NETKE	$ -	$ -
Series #HEEMV	$ -	$ -
Series #DJGLA	$ -	$ -
Series #ESMYO	N/A	N/A
Series #6MWZZ	N/A	N/A

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APAL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company's Series Interests, certain provisions of Delaware law and certain provisions of the following:

  the Operating Agreement
  certificate of registered series of Ark7 Properties Advance LLC - Series #TPVS2 form of series designation #TPVS2
  certificate of registered series of Ark7 Properties Advance LLC - Series #ICBTL form of series designation #ICBTL
  certificate of registered series of Ark7 Properties Advance LLC - Series #BULMO form of series designation #BULMO
  certificate of registered series of Ark7 Properties Advance LLC - Series #NETKE form of series designation #NETKE
  certificate of registered series of Ark7 Properties Advance LLC - Series #HEEMV form of series designation #HEEMV
  certificate of registered series of Ark7 Properties Advance LLC - Series #DJGLA form of series designation #DJGLA
  certificate of registered series of Ark7 Properties Advance LLC - Series #ESMYO form of series designation #ESMYO
  certificate of registered series of Ark7 Properties Advance LLC - Series #6MWZZ form of series designation #6MWZZ

are summaries and are qualified by reference to Delaware law, and the aforementioned designations and Operating Agreement.

General

The Offering

The company is offering membership interests of Series #BULMO, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 7,100 Series #BULMO Interests. 10 Series #BULMO Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #NETKE, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,850 Series #NETKE Interests. 10 Series #NETKE Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #HEEMV, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,900 Series #HEEMV Interests. 10 Series #HEEMV Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #DJGLA, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,850 Series #DJGLA Interests. 10 Series #DJGLA Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #ESMYO, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,600 Series #ESMYO Interests. 10 Series #ESMYO Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #6MWZZ, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,580 Series #6MWZZ Interests. 10 Series #6MWZZ Interests were issued to the Managing Member prior to this Offering.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ark7

The Managing Member, Ark7, may amend any of the terms of the Operating Agreement of Ark7 Properties or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of Ark7 Properties shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  Up to 15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion. The company notes that with regards to Series #WGI3Z the Asset Management Fee is 15%.

For more information on fees applicable to a specific series, see the "Compensation of our Directors and Executive Officers" section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest does occur, pursuant to Section 4.2 of the Operating Agreement, it must (i) have been held for a period of 12 months and (ii) written consent, consenting to the transfer, must be obtained from the Managing Member, prior to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company's Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semi-annual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company's platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company's Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxpayer Identification Number ("TIN")

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don't have and aren't eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Each Series of Interests as a "C" Corporation

Although formed as a Delaware series limited liability company eligible for tax treatment as a "partnership," we have affirmatively elected for each series of interests, to be taxed as a "C" corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each series will be so treated. Thus, each series of interests will be taxed at regular corporate rates on its income before making any distributions to interest holders as described below.

The rule that a separate series of a series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations not yet technically in force (Prop. Treas. Reg. Section 301.7701- 1(a)(5)) and could be subject to change if and when those Proposed Treasury Regulations are issued in final form. If such a change were to occur, investors in the series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the series.

Taxation of Distributions to Investors

Distributions to U.S. investors out of a series' current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. investor who receives a distribution constituting "qualified dividend income" may be eligible for reduced federal income tax rates. U.S. investors are urged to consult their tax advisors regarding the characterization of corporate distributions as "qualified dividend income." Dividends received by a corporate U.S. investor may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Distributions in excess of a series' current and accumulated earnings and profits will not be taxable to a U.S. investor to the extent that the distributions do not exceed the adjusted tax basis of the U.S. investor's interests. Rather, such distributions will reduce the adjusted basis of such U.S. investor's interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. investor's adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset.

Net Investment Income Tax

Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer's "net investment income" or (ii) the excess of the taxpayer's adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our interests, a U.S. investor will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the U.S. investor's adjusted tax basis in the interests. A U.S. investor's adjusted tax basis in the interests generally equals his or her initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of the series' current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. investors receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% net investment income tax.

The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. investor. The effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, a series must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a series to a non-U.S. investor are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. investor that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as "FATCA," each series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain "foreign financial institutions" and "non-financial foreign entities." Withholding will not apply to a U.S. investor that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

REIT Election

As previously discussed, the management team may seek to qualify certain series as a REIT, based on the circumstances of the respective underlying asset, including the nature of the underlying asset, the size and concentration of the investor group and how the manager intends to manage and monetize the underlying asset.

As long as any series qualifies as a REIT, it generally will not be subject to federal income tax on the portion of its REIT taxable income or capital gain that it distributes to its shareholders. Losses incurred by a REIT will not flow through to investors, nor will items of expense such as foreign taxes. A REIT's qualification and taxation as a REIT will depend on its ability to satisfy annual income tests, quarterly asset tests, and other requirements under the Code on a continuing basis. Accordingly, there can be no assurance that a REIT will be able to continue to operate in a manner so as to remain qualified as a REIT. Failure to meet certain tests under the Code or to remain qualified as a REIT may subject any REIT to substantial tax liability under the Code that would adversely impact the dividends received by the investors from such REIT.

The manager has the right to structure the acquisition and operation of assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any series as REITs.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Possible Tax Law Changes

The foregoing discussion is only a summary and is based upon existing federal income tax law. Investors should recognize that the federal income tax treatment of an investment may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act, on their investment in the Interests.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES. INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company's recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC's EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an "emerging growth company," the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies," including but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in the company's periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company under the Exchange Act in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an "emerging growth company" for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an "emerging growth company" as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies," and its unitholders could receive less information than they might expect to receive from more mature public companies.

FINANCIAL STATEMENTS

Unaudited Consolidated and Consolidating Financial Statement for the six months ended June 30, 2024 and 2023	F-1
Audited Consolidated and Consolidating Financial Statement for the period from October 12, 2023 (inception date) to December 31, 2023	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Reports for the six months ended June 30, 2024	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Reports for the year ended December 31, 2023	F-1

ARK7 PROPERTIES ADVANCE LLC

UNAUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the six months ended June 30, 2024

F-1

F-2

Ark7 Properties Advance LLC

Consolidated Balance Sheet

As of June 30, 2024 (Unaudited)

Description	Note	June 30, 2024
Assets
Current Assets
Cash and cash equivalents	2	$ 3,229
Receivables		500
Related party receivables		-
Prepaid expenses		6,047
Total Current Assets		9,777
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost		216,929
Property, plant, and equipment - Accumulated Depreciation		(4,602)
Total Property, plant, and equipment	1	212,327
Total Noncurrent Assets		212,327
Total Assets		222,104

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		10,226
Related party payable	3	230,319
Related party debt, current		-
Other liabilities, current		1,000
Total Current Liabilities		241,545
Total Liabilities		241,545

Member's Equity
Equity Capital
Members' Equity		-
Retained Earnings (Accumulated Deficit)		(19,441)
Total Equity Capital		(19,441)
Total Member's Equity		(19,441)
Total Liabilities & Members' Equity		$ 222,104

See accompanying notes to the Consolidated and Consolidating financial statements

F-3

Ark7 Properties Advance LLC

Consolidated Statement of Income

For the six months ended June 30, 2024 (Unaudited)

Description	Note	June 30, 2024
Net Income (Loss)
Gross Profit (Loss)
Rental Income		$ 11,916
Other rental fees		-
Total Gross Profit (Loss)	1	11,916
Operating Expenses
General and administrative expenses		11,746
Depreciation and amortization expenses		3,176
Property tax and state fee		2,526
Total Operating Expenses		17,448
Operating Income (Loss)		(5,531)
Other Income (Loss)
Interest expense	3	-
Interest expense, related party	4	-
Other income (expense)		-
Total Other Income (Loss)		-
Total Net Income (Loss)		$ (5,531)

See accompanying notes to the Consolidated and Consolidating financial statements

F-4

Ark7 Properties Advance LLC

Consolidated Statement of Members' Equity

For the six months ended June 30, 2024 (Unaudited)

Description	June 30, 2024
Balance at the beginning of the period	$ (13,909)
Equity Contribution	-
Net Income (Loss)	(5,531)
Distribution	-
Balance at the end of the period	$ (19,441)

See accompanying notes to the Consolidated and Consolidating financial statements

F-5

Ark7 Properties Advance LLC

Consolidated Statement of Cash Flows

For the six months ended June 30, 2024 (Unaudited)

Description	June 30, 2024
Cash Flows From Operating Activities
Net Income (Loss)	$ (5,531)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	3,176
Amortization of debt issuance costs	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	3,176
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-
Related party receivables	-
Prepaid expenses	(5,553)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(2,817)
Related party payable	8,590
Other liabilities	-
Net Cash Provided by (Used in) Operating Activities	(2,135)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(313)
Net Cash Provided by (Used in) Investing Activities	(313)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	-
Repayment of related party debt	-
Proceeds from private offerings	-
Distributions to partners	-
Net Cash Provided by (Used in) Financing Activities	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,448)
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	5,677
Cash, Cash Equivalents, and Restricted Cash at the end of the period	3,229

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -

See accompanying notes to the Consolidated and Consolidating financial statements

F-6

Ark7 Properties Advance LLC

Consolidated and consolidating Balance Sheet

As of June 30, 2024 (Unaudited)

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating
Assets
Current Assets
Cash and cash equivalents	$ 3,229	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Receivables	500	-	-	-	-	-	-	-	-	-
Related party receivables	-	(229)	(229)	(229)	(229)	(229)	(1,277)	(229)	(7,903)	10,553
Related party loans and notes receivable, current	230,000	-	-	-	-	-	-	-	-	(230,000)
Prepaid expenses	-	115	115	115	115	115	1,266	115	4,091	-
Total Current Assets	233,729	(114)	(114)	(114)	(114)	(114)	(11)	(114)	(3,812)	(219,447)
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	-	-	-	-	-	-	-	216,929	-
Property, plant, and equipment - Accumulated Depreciation	-	-	-	-	-	-	-	-	(4,602)	-
Total Property, plant, and equipment	-	-	-	-	-	-	-	-	212,327	-
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	-	-	-	-	-	-	-	212,327	-
Total Assets	233,729	(114)	(114)	(114)	(114)	(114)	(11)	(114)	208,515	(219,447)

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	10,226	-	-	-	-	-	-	-	-	-
Related party payable	219,765	-	-	-	-	-	-	-	-	10,553
Related party debt, current	-	-	-	-	-	-	-	-	230,000	(230,000)
Other liabilities, current	-	-	-	-	-	-	-	-	1,000	-
Total Current Liabilities	229,991	-	-	-	-	-	-	-	231,000	(219,447)
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	229,991	-	-	-	-	-	-	-	231,000	(219,447)

Member's Equity
Equity Capital
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	3,738	(114)	(114)	(114)	(114)	(114)	(11)	(114)	(22,485)	-
Total Equity Capital	3,738	(114)	(114)	(114)	(114)	(114)	(11)	(114)	(22,485)	-
Total Member's Equity	3,738	(114)	(114)	(114)	(114)	(114)	(11)	(114)	(22,485)	-
Total Liabilities & Members' Equity	$ 233,729	$ (114)	$ (114)	$ (114)	$ (114)	$ (114)	$ (11)	$ (114)	$ 208,515	$ (219,447)

Description	Total
Assets
Current Assets
Cash and cash equivalents	$ 3,229
Receivables	500
Related party receivables	-
Related party loans and notes receivable, current	-
Prepaid expenses	6,047
Total Current Assets	9,777
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	216,929
Property, plant, and equipment - Accumulated Depreciation	(4,602)
Total Property, plant, and equipment	212,327
Related party loans and note receivable, noncurrent	-
Total Noncurrent Assets	212,327
Total Assets	222,104

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	10,226
Related party payable	230,319
Related party debt, current	-
Other liabilities, current	1,000
Total Current Liabilities	241,545
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	241,545

Member's Equity
Equity Capital
Members' Equity	-
Retained Earnings (Accumulated Deficit)	(19,441)
Total Equity Capital	(19,441)
Total Member's Equity	(19,441)
Total Liabilities & Members' Equity	$ 222,104

F-7

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Income

For the six months ended June 30, 2024 (Unaudited)

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 11,916	$ -
Other rental fees	-	-	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	-	-	-	-	-	-	-	11,916	-
Operating Expenses
General and administrative expenses	6,980	114	114	114	114	114	98	114	3,985	-
Depreciation and amortization expenses	-	-	-	-	-	-	-	-	3,176	-
Property tax and state fee	300	-	-	-	-	-	(87)	-	2,312	-
Total Operating Expenses	7,280	114	114	114	114	114	11	114	9,474	-
Operating Income (Loss)	(7,280)	(114)	(114)	(114)	(114)	(114)	(11)	(114)	2,443	-
Other Income (Loss)
Interest income, related party	11,468	-	-	-	-	-	-	-	-	(11,468)
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	-	-	-	-	-	-	-	-	(11,468)	11,468
Other income (expense)	-	-	-	-	-	-	-	-	-	-
Total Other Income (Loss)	11,468	-	-	-	-	-	-	-	(11,468)	-
Total Net Income (Loss)	$ 4,189	$ (114)	$ (114)	$ (114)	$ (114)	$ (114)	$ (11)	$ (114)	$ (9,026)	$ -

Description	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 11,916
Other rental fees	-
Total Gross Profit (Loss)	11,916
Operating Expenses
General and administrative expenses	11,746
Depreciation and amortization expenses	3,176
Property tax and state fee	2,526
Total Operating Expenses	17,448
Operating Income (Loss)	(5,531)
Other Income (Loss)
Interest income, related party	-
Interest expense	-
Interest expense, related party	-
Other income (expense)	-
Total Other Income (Loss)	-
Total Net Income (Loss)	$ (5,531)

F-8

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Members' Equity

For the six months ended June 30, 2024 (Unaudited)

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating
Balance at January 01, 2023
Equity Contribution	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	4,189	(114)	(114)	(114)	(114)	(114)	(11)	(114)	(9,026)	-
Distribution	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023

Description	Total
Balance at January 01, 2023
Equity Contribution	-
Net Income (Loss)	(5,531)
Distribution	-
Balance at December 31, 2023

F-9

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Cash Flows

For the six months ended June 30, 2024 (Unaudited)

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #6MWZZ	Ark7 Properties Advance LLC - Series #BULMO	Ark7 Properties Advance LLC - Series #DJGLA	Ark7 Properties Advance LLC - Series #ESMYO	Ark7 Properties Advance LLC - Series #HEEMV	Ark7 Properties Advance LLC - Series #ICBTL	Ark7 Properties Advance LLC - Series #NETKE	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating
Cash Flows From Operating Activities
Net Income (Loss)	$ 4,189	$ (114)	$ (114)	$ (114)	$ (114)	$ (114)	$ (11)	$ (114)	$ (9,026)	$ -
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	-	-	-	-	-	-	-	3,176	-
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	-	-	-	-	-	-	-	3,176	-
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	229	229	229	229	229	1,277	229	9,759	(12,409)
Prepaid expenses	-	(115)	(115)	(115)	(115)	(115)	(1,266)	(115)	(3,596)	-
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(2,817)	-	-	-	-	-	-	-	-	-
Related party payable	(3,820)	-	-	-	-	-	-	-	-	12,409
Other liabilities	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by (Used in) Operating Activities	(2,448)	-	-	-	-	-	0	-	313
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	-	-	-	-	-	-	-	-	(313)	-
Net Cash Provided by (Used in) Investing Activities	-	-	-	-	-	-	-	-	(313)	-
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	-	-	-	-	-	-	-	-	-	-
Repayment of related party debt	-	-	-	-	-	-	-	-	-	-
Proceeds from private offerings	-	-	-	-	-	-	-	-	-	-
Distributions to partners	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	-	-	-	-	-	-	-	-	-	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,448)	-	-	-	-	-	0	-	0
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Description	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (5,531)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	3,176
Amortization of debt issuance costs	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	3,176
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-
Related party receivables	-
Prepaid expenses	(5,553)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	(2,817)
Related party payable	8,590
Other liabilities	-
Net Cash Provided by (Used in) Operating Activities	(2,135)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-
Related party loans and notes receivable issued	-
Purchase of property, plant, and equipment	(313)
Net Cash Provided by (Used in) Investing Activities	(313)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-
Repayment of debt	-
Proceeds from issuance of related party debt	-
Repayment of related party debt	-
Proceeds from private offerings	-
Distributions to partners	-
Net Cash Provided by (Used in) Financing Activities	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,448)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -

F-10

ARK7 PROPERTIES ADVANCE LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Advance LLC (the "APAL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APAL was formed on October 12, 2023, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APAL has registered 8 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APAL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
6MWZZ	N/A	N/A	July 26, 2024
BULMO	N/A	N/A	July 30, 2024
DJGLA	N/A	N/A	August 30, 2024
ESMYO	N/A	N/A	July 26, 2024
HEEMV	N/A	N/A	August 30, 2024
ICBTL	N/A	N/A	July 30, 2024
NETKE	N/A	N/A	July 30, 2024
TPVS2	Chicago-C4	20 N State St, Unit 307, Chicago, IL 60602	October 12, 2023

Management's Plan and Going Concerns

The accompanying consolidated and consolidating financial statements have been prepared to assume the APAL will continue as a going concern. The APAL is newly formed and has not generated sufficient revenue from operations. The APAL will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company's ability to continue as a going concern. During the next 12 months, the APAL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APAL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of June 30, 2024, the APAL's accumulated deficit amounted to $19,441.

These conditions indicate the existence of uncertainty which may cast doubt about the APAL's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-11

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APAL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APAL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APAL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APAL's financial condition or operating results will be materially affected. The APAL bases its estimates on past experience and other assumptions that the APAL believes are reasonable under the circumstances, and the APAL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APAL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APAL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the six months ended June 30, 2024 was $11,916.

The concentration of credit risk

Financial instruments potentially subject the APAL to the concentration of credit risk, primarily cash and tenant receivables. The APAL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APAL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APAL. Unobservable inputs are inputs that reflect the APAL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APAL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APAL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

F-12

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the six months ended June 30, 2024, the APAL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of June 30, 2024:

June 30, 2024
Buildings and improvements	$ -
Furniture and fixtures	$ -
Land	$ 41,700
Property, plant, and equipment, gross	216,929
Less: Buildings and improvements - Accumulated Depreciation	(4,595)
Furniture and fixtures - Accumulated Depreciation	(7)
Property, plant, and equipment	$ 212,327

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the six months ended June 30, 2024 was $3,176.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APAL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of June 30, 2024, the APAL had no long-term leases.

Income taxes

The APAL is taxed as a Limited Liability Company (LLC). Under these provisions, the APAL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APAL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

F-13

NOTE 2: PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of June 30, 2024, the balance of the property management reserve was $0, and is included in cash and cash equivalents on the accompanying balance sheet.

F-14

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Due to affiliates

The Parent Company pays for the APAL for covering property acquisition and administrative costs. The loan has been structured as payable to the Parent Company from the APAL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of June 30, 2024 was $230,319, and is included in the related party payable section on the accompanying balance sheet.

F-15

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #TPVS2

The property sourcing fee and offering expenses incurred in the six months ended June 30, 2024 was $0 and $0, respectively.

F-16

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #BULMO

The Series #BULMO has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #BULMO and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #BULMO together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

Series #DJGLA

The Series #DJGLA has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DJGLA and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DJGLA together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

Series #HEEMV

The Series #HEEMV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #HEEMV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #HEEMV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

Series #ICBTL

The Series #ICBTL has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ICBTL and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ICBTL together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

Series #NETKE

The Series #NETKE has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NETKE and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NETKE together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

Series #TPVS2

The Series #TPVS2 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TPVS2 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TPVS2 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of June 30, 2024, the prepaid Asset Management Fee was $0. Asset Management Fee for the six months ended June 30, 2024, was $0.

F-17

NOTE 4: SUBSEQUENT EVENTS

Following are the material subsequent events that took place between July 1, 2024 through September 30, 2024 (date of report):

Property Acquisition

  Ark7 Properties Advance LLC - Series #ICBTL acquired a property located at 215 Piedmont Ave NE, Unit 1503, Atlanta, GA 30308. The transaction for this purchase was completed on Aug 9, 2024, with a sale price of $265,000.
  Ark7 Properties Advance LLC - Series #BULMO acquired a property located at 27308 Barre Dr, Menifee, CA 92584. The transaction for this purchase was completed on Aug 19, 2024, with a sale price of $630,000.
  Ark7 Properties Advance LLC - Series #NETKE acquired a property located at 1986 Old Dogwood, Jonesboro, GA 30238. The transaction for this purchase was completed on Sep 20, 2024, with a sale price of $240,000.
  Ark7 Properties Advance LLC - Series #DJGLA acquired a property located at 215 Piedmont Ave NE, #902, Atlanta, GA 30308. The transaction for this purchase was completed on Sep 26, 2024, with a sale price of $245,000.
  Ark7 Properties Advance LLC - Series #HEEMV acquired a property located at 215 Piedmont Ave NE, #609, Atlanta, GA 30308. The transaction for this purchase was completed on Sep 26, 2024, with a sale price of $250,000.

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is September 30, 2024 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APAL and authorized for issue on October 2, 2024.

F-18

ARK7 PROPERTIES ADVANCE LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the period from October 12, 2023 (inception date) to December 31, 2023

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Advance LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Advance LLC (the "APAL") and its Series, which comprise the consolidated and consolidating balance sheet as of December 31, 2023, and the related consolidated and consolidating statements of income, members' equity, and cash flows for the period from October 12, 2023 (inception date) to December 31, 2023, and the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APAL as of December 31, 2023, the results of its operations, and its cash flows for the period from October 12, 2023 (inception date) to December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APAL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APAL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APAL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the APAL will continue as a going concern. As discussed in Note 1 to the financial statements, the APAL has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the APAL's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

____________________

Flex-Tax, Inc.

San Francisco, CA

May 24, 2024

Ark7 Properties Advance LLC

Consolidated Balance Sheet

As of December 31, 2023

Description	Note	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	2	$ 5,677
Receivables		500
Related party receivables		-
Prepaid expenses		495
Total Current Assets		6,672
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost		216,617
Property, plant, and equipment - Accumulated Depreciation		(1,426)
Total Property, plant, and equipment	1	215,190
Total Noncurrent Assets		215,190
Total Assets		221,863

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		13,043
Related party payable	3	221,729
Related party debt, current		-
Other liabilities, current		1,000
Total Current Liabilities		235,772
Total Liabilities		235,772

Member's Equity
Equity Capital
Members' Equity		-
Retained Earnings (Accumulated Deficit)		(13,909)
Total Equity Capital		(13,909)
Total Member's Equity		(13,909)
Total Liabilities & Members' Equity		$ 221,863

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated Statement of Income

For the year ended December 31, 2023

Description	Note	December 31, 2023
Net Income (Loss)
Gross Profit (Loss)
Rental Income		$ -
Other rental fees		-
Total Gross Profit (Loss)	1	-
Operating Expenses
General and administrative expenses		10,808
Depreciation and amortization expenses		1,426
Property tax and state fee		1,558
Total Operating Expenses		13,791
Operating Income (Loss)		(13,791)
Other Income (Loss)
Interest expense	3	-
Interest expense, related party	4	-
Other income (expense)		(118)
Total Other Income (Loss)		(118)
Total Net Income (Loss)		$ (13,909)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2023

Description	December 31, 2023
Balance at the beginning of the period	$ -
Equity Contribution	-
Net Income (Loss)	(13,909)
Distribution	-
Balance at the end of the period	$ (13,909)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2023

Description	December 31, 2023
Cash Flows From Operating Activities
Net Income (Loss)	$ (13,909)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	1,426
Amortization of debt issuance costs	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	1,426
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(500)
Related party receivables	-
Prepaid expenses	(495)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	13,043
Related party payable	221,729
Other liabilities	1,000
Net Cash Provided by (Used in) Operating Activities	222,294
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(216,617)
Net Cash Provided by (Used in) Investing Activities	(216,617)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	-
Repayment of related party debt	-
Proceeds from private offerings	-
Distributions to partners	-
Net Cash Provided by (Used in) Financing Activities	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	5,677
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	-
Cash, Cash Equivalents, and Restricted Cash at the end of the period	5,677

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 5,677	$ -	$ -	$ 5,677
Receivables	500	-	-	500
Related party receivables	-	1,856	(1,856)	-
Related party loans and notes receivable, current	230,000	-	(230,000)	-
Prepaid expenses	-	495	-	495
Total Current Assets	236,177	2,351	(231,856)	6,672
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	216,617	-	216,617
Property, plant, and equipment - Accumulated Depreciation	-	(1,426)	-	(1,426)
Total Property, plant, and equipment	-	215,190	-	215,190
Related party loans and note receivable, noncurrent	-	-	-	-
Total Noncurrent Assets	-	215,190	-	215,190
Total Assets	236,177	217,541	(231,856)	221,863

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	13,043	-	-	13,043
Related party payable	223,585	-	(1,856)	221,729
Related party debt, current	-	230,000	(230,000)	-
Other liabilities, current	-	1,000	-	1,000
Total Current Liabilities	236,628	231,000	(231,856)	235,772
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	236,628	231,000	(231,856)	235,772

Member's Equity
Equity Capital
Members' Equity	-	-	-	-
Retained Earnings (Accumulated Deficit)	(451)	(13,459)	-	(13,909)
Total Equity Capital	(451)	(13,459)	-	(13,909)
Total Member's Equity	(451)	(13,459)	-	(13,909)
Total Liabilities & Members' Equity	$ 236,177	$ 217,541	$ (231,856)	$ 221,863

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ -	$ -	$ -
Other rental fees	-	-	-	-
Total Gross Profit (Loss)	-	-	-	-
Operating Expenses
General and administrative expenses	5,555	5,253	-	10,808
Depreciation and amortization expenses	-	1,426	-	1,426
Property tax and state fee	-	1,558	-	1,558
Total Operating Expenses	5,555	8,237	-	13,791
Operating Income (Loss)	(5,555)	(8,237)	-	(13,791)
Other Income (Loss)
Interest income, related party	5,104	-	(5,104)	-
Interest expense	-	-	-	-
Interest expense, related party	-	(5,104)	5,104	-
Other income (expense)	-	(118)	-	(118)
Total Other Income (Loss)	5,104	(5,222)	-	(118)
Total Net Income (Loss)	$ (451)	$ (13,459)	$ -	$ (13,909)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Balance at January 01, 2023	$ -	$ -	$ -	$ -
Equity Contribution	-	-	-	-
Net Income (Loss)	(451)	(13,459)	-	(13,909)
Distribution	-	-	-	-
Balance at December 31, 2023	$ (451)	$ (13,459)	$ -	$ (13,909)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Advance LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (451)	$ (13,459)	$ -	$ (13,909)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	1,426	-	1,426
Amortization of debt issuance costs	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	1,426	-	1,426
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(500)	-	-	(500)
Related party receivables	-	(1,856)	1,856	-
Prepaid expenses	-	(495)	-	(495)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	13,043	-	-	13,043
Related party payable	223,585	-	(1,856)	221,729
Other liabilities	-	1,000	-	1,000
Net Cash Provided by (Used in) Operating Activities	235,677	(13,383)		222,294
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-
Related party loans and notes receivable issued	(230,000)	-	230,000	-
Purchase of property, plant, and equipment	-	(216,617)	-	(216,617)
Net Cash Provided by (Used in) Investing Activities	(230,000)	(216,617)	230,000	(216,617)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-
Repayment of debt	-	-	-	-
Proceeds from issuance of related party debt	-	230,000	(230,000)	-
Repayment of related party debt	-	-	-	-
Proceeds from private offerings	-	-	-	-
Distributions to partners	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	-	230,000	(230,000)	-
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	5,677	-		5,677
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	5,677	-	-	5,677

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ -	$ -	$ -

See accompanying notes to the Consolidated and Consolidating financial statements

ARK7 PROPERTIES ADVANCE LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Advance LLC (the "APAL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APAL was formed on October 12, 2023, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APAL has registered #NAME? Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APAL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
TPVS2	Chicago-C4	20 N State St, Unit 307, Chicago, IL 60602	October 12, 2023

Management's Plan and Going Concerns

The accompanying consolidated and consolidating financial statements have been prepared to assume the APAL will continue as a going concern. The APAL is newly formed and has not generated sufficient revenue from operations. The APAL will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the company's ability to continue as a going concern. During the next 12 months, the APAL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APAL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of December 31, 2023, the APAL's accumulated deficit amounted to $13,909.

These conditions indicate the existence of uncertainty which may cast doubt about the APAL's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated and consolidating financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated and consolidating financial statements include the accounts of the APAL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated and consolidating financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated and consolidating financial statement of the APAL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APAL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APAL's financial condition or operating results will be materially affected. The APAL bases its estimates on past experience and other assumptions that the APAL believes are reasonable under the circumstances, and the APAL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APAL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APAL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the period from October 12, 2023 (inception date) to December 31, 2023 was $0.

The concentration of credit risk

Financial instruments potentially subject the APAL to the concentration of credit risk, primarily cash and tenant receivables. The APAL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APAL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APAL. Unobservable inputs are inputs that reflect the APAL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APAL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APAL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). For the period from October 12, 2023 (inception date) to December 31, 2023, the APAL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2023:

December 31, 2023
Buildings and improvements	$ 174,917
Furniture and fixtures	$ -
Land	$ 41,700
Property, plant, and equipment, gross	216,617
Less: Buildings and improvements - Accumulated Depreciation	(1,426)
Furniture and fixtures - Accumulated Depreciation	-
Property, plant, and equipment	$ 215,190

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the period from October 12, 2023 (inception date) to December 31, 2023 was $1,426.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APAL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2023, the APAL had no long-term leases.

Income taxes

The APAL is taxed as a Limited Liability Company (LLC). Under these provisions, the APAL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APAL's taxable income.

Each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. For this offering of series interests to investors, each series will be taxed as a C-corporation, with the profits taxed at the series level, independent of distributions to investors. This means that the Series will owe corporate income tax on its profits and will report these profits and losses for tax purposes at the corporate level. The Series will distribute dividends to investors from the net profits after taxes, subject to our Managing Member's discretion regarding the retention of funds for future working capital needs. Consequently, investors may receive dividend distributions when profits are realized and taxes are paid at the corporate level, which could be independent of the actual cash distributions made to investors.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2023, the balance of the property management reserve was $0, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Due to affiliates

The Parent Company pays for the APAL for covering property acquisition and administrative costs. The loan has been structured as payable to the Parent Company from the APAL. These advances are non-interest bearing and are due on demand. The outstanding balance due to the affiliate as of December 31, 2023 was $221,729, and is included in the related party payable section on the accompanying balance sheet.

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #TPVS2

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $229, respectively.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #TPVS2

The Series #TPVS2 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #TPVS2 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #TPVS2 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023, the prepaid Asset Management Fee was $0. Asset Management Fee for the period from October 12, 2023 (inception date) to December 31, 2023, was $0.

NOTE 4: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on the consolidated financial statements that were available to be issued, which is May 24, 2024 and has determined that there were no material subsequent events that require disclosure in these financial statements.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APAL and authorized for issue on May 24, 2024.

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Six Months ended June 30, 2024

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties Advance LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Advance LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties Advance LLC and all subsequent Series as of June 30, 2024, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on June 30, 2024. The unaudited pro forma consolidated and consolidating statement of income for the six months ended June 30, 2024 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2024.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Advance LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

F-3

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of June 30, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL (Historical)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Results)	Ark7 Properties Advance LLC - Series #BULMO (Historical)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Results)	Ark7 Properties Advance LLC - Series #NETKE (Historical)	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Adjustments)
Assets
Current Assets
Cash and cash equivalents	$ 3,229	$ -	$ -	$ 4,004	$ 4,004	$ -	$ 9,463	$ 9,463	$ -	$ 3,649
Receivables	500	-	-	-	-	-	-	-	-	-
Related party receivables	-	(7,953)	(1,277)	1,277	-	(3,992)	3,992	-	2,071	-
Related party loans and notes receivable, current	230,000	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	4,116	1,266	-	1,266	115	-	115	(593)	-
Total Current Assets	233,729	(3,837)	(11)	5,280	5,269	(3,877)	13,456	9,579	1,478	3,649
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	-	216,929	-	275,247	275,247	-	650,609	650,609	-	250,892
Property, plant, and equipment - Accumulated Depreciation	-	(4,602)	-	(4,004)	(4,004)	-	(9,463)	(9,463)	-	(3,649)
Total Property, plant, and equipment	-	212,327	-	271,244	271,244	-	641,146	641,146	-	247,243
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	212,327	-	271,244	271,244	-	641,146	641,146	-	247,243
Total Assets	233,729	208,491	(11)	276,524	276,513	(3,877)	654,601	650,724	1,478	250,892

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	8,831	-	-	-	-	-	-	-	-	-
Related party payable	221,160	-	-	-	-	-	-	-	-	-
Related party debt, current	-	230,000	-	276,524	276,524	-	654,601	654,601	-	250,892
Other liabilities, current	-	1,000	-	-	-	-	-	-	-	-
Total Current Liabilities	229,991	231,000	-	276,524	276,524	-	654,601	654,601	-	250,892
Noncurrent Liabilities	-
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	229,991	231,000	-	276,524	276,524	-	654,601	654,601	-	250,892

Member's Equity	-
Equity Capital	-
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	3,738	(22,509)	(11)	-	(11)	(3,877)	-	(3,877)	1,478	-
Total Equity Capital	3,738	(22,509)	(11)	-	(11)	(3,877)	-	(3,877)	1,478	-
Total Member's Equity	3,738	(22,509)	(11)	-	(11)	(3,877)	-	(3,877)	1,478	-
Total Liabilities & Members' Equity	$ 233,729	$ 208,491	$ (11)	$ 276,524	$ 276,513	$ (3,877)	$ 654,601	$ 650,724	$ 1,478	$ 250,892

Description	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Results)	Ark7 Properties Advance LLC - Series #DJGLA (Historical)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Results)	Ark7 Properties Advance LLC - Series #HEEMV (Historical)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Results)	Ark7 Properties Advance LLC - Series #ESMYO (Historical)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Results)
Assets
Current Assets
Cash and cash equivalents	$ 3,649	$ -	$ 3,714	$ 3,714	$ -	$ 3,789	$ 3,789	$ -	$ 3,346	$ 3,346
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	2,071	(229)	229	-	(229)	229	-	625	-	625
Related party loans and notes receivable, current	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	(593)	115	-	115	115	-	115	(186)	-	(186)
Total Current Assets	5,127	(114)	3,943	3,829	(114)	4,018	3,904	439	3,346	3,785
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066
Property, plant, and equipment - Accumulated Depreciation	(3,649)	-	(3,714)	(3,714)	-	(3,789)	(3,789)	-	(3,346)	(3,346)
Total Property, plant, and equipment	247,243	-	251,640	251,640	-	256,723	256,723	-	226,719	226,719
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	247,243	-	251,640	251,640	-	256,723	256,723	-	226,719	226,719
Total Assets	252,370	(114)	255,584	255,470	(114)	260,742	260,628	439	230,066	230,505

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	250,892	-	255,584	255,584	-	260,742	260,742	-	230,066	230,066
Other liabilities, current	-	-	-	-	-	-	-	-	-	-
Total Current Liabilities	250,892	-	255,584	255,584	-	260,742	260,742	-	230,066	230,066
Noncurrent Liabilities
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	250,892	-	255,584	255,584	-	260,742	260,742	-	230,066	230,066

Member's Equity
Equity Capital
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	1,478	(114)	-	(114)	(114)	-	(114)	439	-	439
Total Equity Capital	1,478	(114)	-	(114)	(114)	-	(114)	439	-	439
Total Member's Equity	1,478	(114)	-	(114)	(114)	-	(114)	439	-	439
Total Liabilities & Members' Equity	$ 252,370	$ (114)	$ 255,584	$ 255,470	$ (114)	$ 260,742	$ 260,628	$ 439	$ 230,066	$ 230,505

Description	Ark7 Properties Advance LLC - Series #6MWZZ (Historical)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Results)	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 3,311	$ 3,311	$ -	$ 34,506
Receivables	-	-	-	-	500
Related party receivables	1,825	-	1,825	9,158	5,727
Related party loans and notes receivable, current	-	-	-	(230,000)	-
Prepaid expenses	(609)	-	(609)	-	4,340
Total Current Assets	1,217	3,311	4,528	(220,842)	45,073
Noncurrent Assets					-
Property, plant, and equipment					-
Property, plant, and equipment - Cost	-	227,627	227,627	-	2,367,237
Property, plant, and equipment - Accumulated Depreciation	-	(3,311)	(3,311)	-	(35,879)
Total Property, plant, and equipment	-	224,316	224,316	-	2,331,357
Related party loans and note receivable, noncurrent	-	-	-	-	-
Total Noncurrent Assets	-	224,316	224,316	-	2,331,357
Total Assets	1,217	227,627	228,843	(220,842)	2,376,430

Liabilities & Members' Equity					-
Liabilities					-
Current Liabilities					-
Accounts payable and accrued liabilities	-	-	-	-	8,831
Related party payable	-	-	-	9,158	230,319
Related party debt, current	-	227,627	227,627	(230,000)	2,156,034
Other liabilities, current	-	-	-	-	1,000
Total Current Liabilities	-	227,627	227,627	(220,842)	2,396,184
Noncurrent Liabilities					-
Mortgage payable	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-
Total Liabilities	-	227,627	227,627	(220,842)	2,396,184

Member's Equity					-
Equity Capital					-
Members' Equity	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	1,217	-	1,217	-	(19,754)
Total Equity Capital	1,217	-	1,217	-	(19,754)
Total Member's Equity	1,217	-	1,217	-	(19,754)
Total Liabilities & Members' Equity	$ 1,217	$ 227,627	$ 228,843	$ (220,842)	$ 2,376,430

F-4

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Six Months ended June 30, 2024

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL (Historical)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Results)	Ark7 Properties Advance LLC - Series #BULMO (Historical)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Results)	Ark7 Properties Advance LLC - Series #NETKE (Historical)	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Adjustments)
Revenue	$ 11,468	$ 11,916	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	-	3,176	-	4,004	4,004	-	9,463	9,463	-	3,649
Interest expenses	-	11,468	-	17,189	17,189	-	41,067	41,067	-	18,264
Property taxes	300	2,312	(87)	1,619	1,533	3,763	66	3,830	(1,592)	3,192
Property management	-	411	-	-	-	-	-	-	-	-
Repair & maintenance	-	26	-	-	-	-	-	-	-	-
Insurance	-	444	-	650	650	-	1,400	1,400	-	350
Utilities	-	318	-	-	-	-	-	-	-	-
HOA fee	-	2,787	(16)	3,832	3,816	-	650	650	-	300
Other operating expenses	6,980	25	114	-	114	114	-	114	114	-
Total Expenses	7,280	20,967	11	27,294	27,305	3,877	52,646	56,523	(1,478)	25,755

Net loss	4,189	(9,051)	(11)	(27,294)	(27,305)	(3,877)	(52,646)	(56,523)	1,478	(25,755)

Beginning accumulated deficit	(451)	(13,459)	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ 3,738	$ (22,509)	$ (11)	$ (27,294)	$ (27,305)	$ (3,877)	$ (52,646)	$ (56,523)	$ 1,478	$ (25,755)

Description	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Results)	Ark7 Properties Advance LLC - Series #DJGLA (Historical)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Results)	Ark7 Properties Advance LLC - Series #HEEMV (Historical)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Results)	Ark7 Properties Advance LLC - Series #ESMYO (Historical)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Results)
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	3,649	-	3,714	3,714	-	3,789	3,789	-	3,346	3,346
Interest expenses	18,264	-	19,054	19,054	-	19,428	19,428	-	17,953	17,953
Property taxes	1,600	-	1,250	1,250	-	950	950	(553)	1,603	1,050
Property management	-	-	-	-	-	-	-	-	-	-
Repair & maintenance	-	-	-	-	-	-	-	-	-	-
Insurance	350	-	500	500	-	500	500	-	750	750
Utilities	-	-	-	-	-	-	-	-	-	-
HOA fee	300	-	3,521	3,521	-	4,310	4,310	-	-	-
Other operating expenses	114	114	-	114	114	-	114	114	-	114
Total Expenses	24,277	114	28,039	28,153	114	28,977	29,091	(439)	23,652	23,213

Net loss	(24,277)	(114)	(28,039)	(28,153)	(114)	(28,977)	(29,091)	439	(23,652)	(23,213)

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (24,277)	$ (114)	$ (28,039)	$ (28,153)	$ (114)	$ (28,977)	$ (29,091)	$ 439	$ (23,652)	$ (23,213)

Description	Ark7 Properties Advance LLC - Series #6MWZZ (Historical)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Results)	Eliminating	Total
Revenue	$ -	$ -	$ -	$ -	$ 23,385

Expenses
Depreciation expenses	-	3,311	3,311		34,453
Interest expenses	-	17,172	17,172	-	161,595
Property taxes	(1,331)	2,881	1,550	-	14,374
Property management	-	-	-	-	411
Repair & maintenance	-	-	-	-	26
Insurance	-	750	750	-	5,344
Utilities	-	-	-	-	318
HOA fee	-	-	-	-	15,384
Other operating expenses	114	-	114	-	7,802
Total Expenses	(1,217)	24,114	22,897	-	239,706

Net loss	1,217	(24,114)	(22,897)	-	(216,321)

Beginning accumulated deficit	-	-	-		(13,909)
Ending accumulated deficit	$ 1,217	$ (24,114)	$ (22,897)		$ (230,231)

F-5

Ark7 Properties Advance LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the six months ended June 30, 2024.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the six months ended June 30, 2024.
    Taxes is the estimated annual real estate tax expense prorated during the six months ended June 30, 2024.

F-6

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Year ended December 31, 2023

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties Advance LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Advance LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties Advance LLC and all subsequent Series as of December 31, 2023, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on December 31, 2023. The unaudited pro forma consolidated and consolidating statement of income for the year ended December 31, 2023 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2023.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Advance LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

F-3

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2	Ark7 Properties Advance LLC - Series #ICBTL (Historical)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Results)	Ark7 Properties Advance LLC - Series #BULMO (Historical)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Results)	Ark7 Properties Advance LLC - Series #NETKE (Historical)	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Adjustments)
Assets
Current Assets
Cash and cash equivalents	$ 5,677	$ -	$ -	$ 8,007	$ 8,007	$ -	$ 18,927	$ 18,927	$ -	$ 7,299
Receivables	500	-	-	-	-	-	-	-	-	-
Related party receivables	-	1,856	-	-	-	-	-	-	-	-
Related party loans and notes receivable, current	230,000	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	495	-	-	-	-	-	-	-	-
Total Current Assets	236,177	2,351	-	8,007	8,007	-	18,927	18,927	-	7,299
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	-	216,617	-	275,247	275,247	-	650,609	650,609	-	250,892
Property, plant, and equipment - Accumulated Depreciation	-	(1,426)	-	(8,007)	(8,007)	-	(18,927)	(18,927)	-	(7,299)
Total Property, plant, and equipment	-	215,190	-	267,240	267,240	-	631,682	631,682	-	243,593
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	215,190	-	267,240	267,240	-	631,682	631,682	-	243,593
Total Assets	236,177	217,541	-	275,247	275,247	-	650,609	650,609	-	250,892

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	13,043	-	-	-	-	-	-	-	-	-
Related party payable	223,585	-	-	-	-	-	-	-	-	-
Related party debt, current	-	230,000	-	275,247	275,247	-	650,609	650,609	-	250,892
Other liabilities, current	-	1,000	-	-	-	-	-	-	-	-
Total Current Liabilities	236,628	231,000	-	275,247	275,247	-	650,609	650,609	-	250,892
Noncurrent Liabilities	-
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	236,628	231,000	-	275,247	275,247	-	650,609	650,609	-	250,892

Member's Equity	-
Equity Capital	-
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	(451)	(13,459)	-	-	-	-	-	-	-	-
Total Equity Capital	(451)	(13,459)	-	-	-	-	-	-	-	-
Total Member's Equity	(451)	(13,459)	-	-	-	-	-	-	-	-
Total Liabilities & Members' Equity	$ 236,177	$ 217,541	$ -	$ 275,247	$ 275,247	$ -	$ 650,609	$ 650,609	$ -	$ 250,892

Description	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Results)	Ark7 Properties Advance LLC - Series #DJGLA (Historical)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Results)	Ark7 Properties Advance LLC - Series #HEEMV (Historical)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Results)	Ark7 Properties Advance LLC - Series #ESMYO (Historical)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Results)
Assets
Current Assets
Cash and cash equivalents	$ 7,299	$ -	$ 7,429	$ 7,429	$ -	$ 7,579	$ 7,579	$ -	$ 6,693	$ 6,693
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable, current	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	-	-	-	-	-	-
Total Current Assets	7,299	-	7,429	7,429	-	7,579	7,579	-	6,693	6,693
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066
Property, plant, and equipment - Accumulated Depreciation	(7,299)	-	(7,429)	(7,429)	-	(7,579)	(7,579)	-	(6,693)	(6,693)
Total Property, plant, and equipment	243,593	-	247,926	247,926	-	252,934	252,934	-	223,373	223,373
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	243,593	-	247,926	247,926	-	252,934	252,934	-	223,373	223,373
Total Assets	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066
Other liabilities, current	-	-	-	-	-	-	-	-	-	-
Total Current Liabilities	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066
Noncurrent Liabilities
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	250,892	-	255,355	255,355	-	260,513	260,513	-	230,066	230,066

Member's Equity
Equity Capital
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	-	-	-	-	-	-	-	-	-	-
Total Equity Capital	-	-	-	-	-	-	-	-	-	-
Total Member's Equity	-	-	-	-	-	-	-	-	-	-
Total Liabilities & Members' Equity	$ 250,892	$ -	$ 255,355	$ 255,355	$ -	$ 260,513	$ 260,513	$ -	$ 230,066	$ 230,066

Description	Ark7 Properties Advance LLC - Series #6MWZZ (Historical)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Results)	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 6,622	$ 6,622	$ -	$ 68,231
Receivables	-	-	-	-	500
Related party receivables	-	-	-	(1,856)	-
Related party loans and notes receivable, current	-	-	-	(230,000)	-
Prepaid expenses	-	-	-	-	495
Total Current Assets	-	6,622	6,622	(231,856)	69,226
Noncurrent Assets					-
Property, plant, and equipment					-
Property, plant, and equipment - Cost	-	227,627	227,627	-	2,366,924
Property, plant, and equipment - Accumulated Depreciation	-	(6,622)	(6,622)	-	(63,981)
Total Property, plant, and equipment	-	221,005	221,005	-	2,302,944
Related party loans and note receivable, noncurrent	-	-	-	-	-
Total Noncurrent Assets	-	221,005	221,005	-	2,302,944
Total Assets	-	227,627	227,627	(231,856)	2,372,170

Liabilities & Members' Equity					-
Liabilities					-
Current Liabilities					-
Accounts payable and accrued liabilities	-	-	-	-	13,043
Related party payable	-	-	-	(1,856)	221,729
Related party debt, current	-	227,627	227,627	(230,000)	2,150,308
Other liabilities, current	-	-	-	-	1,000
Total Current Liabilities	-	227,627	227,627	(231,856)	2,386,079
Noncurrent Liabilities					-
Mortgage payable	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-
Total Liabilities	-	227,627	227,627	(231,856)	2,386,079

Member's Equity					-
Equity Capital					-
Members' Equity	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	-	-	-	-	(13,909)
Total Equity Capital	-	-	-	-	(13,909)
Total Member's Equity	-	-	-	-	(13,909)
Total Liabilities & Members' Equity	$ -	$ 227,627	$ 227,627	$ (231,856)	$ 2,372,170

F-4

Ark7 Properties Advance LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Year ended December 31, 2023

Description	Ark7 Properties Advance LLC	Ark7 Properties Advance LLC - Series #TPVS2 (Historical)	Ark7 Properties Advance LLC - Series #TPVS2 (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #TPVS2 (Pro Forma Results)	Ark7 Properties Advance LLC - Series #ICBTL (Historical)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ICBTL (Pro Forma Results)	Ark7 Properties Advance LLC - Series #BULMO (Historical)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #BULMO (Pro Forma Results)
Revenue	$ 5,104	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	-	1,426	5,208	6,634	-	8,007	8,007	-	18,927	18,927
Interest expenses	-	5,104	18,144	23,249	-	45,578	45,578	-	105,956	105,956
Property taxes	-	1,558	2,411	3,969	-	3,065	3,065	-	7,659	7,659
Property management	-	-	-	-	-	-	-	-	-	-
Repair & maintenance	-	1	-	1	-	-	-	-	-	-
Insurance	-	-	892	892	-	1,300	1,300	-	2,800	2,800
Utilities	-	21	-	21	-	-	-	-	-	-
HOA fee	-	903	4,510	5,412	-	7,632	7,632	-	1,300	1,300
Other operating expenses	5,555	4,446	-	4,446	-	-	-	-	-	-
Total Expenses	5,555	13,459	31,165	44,624	-	65,582	65,582	-	136,641	136,641

Net loss	(451)	(13,459)	(31,165)	(44,624)	-	(65,582)	(65,582)	-	(136,641)	(136,641)

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (451)	$ (13,459)	$ (31,165)	$ (44,624)	$ -	$ (65,582)	$ (65,582)	$ -	$ (136,641)	$ (136,641)

Description	Ark7 Properties Advance LLC - Series #NETKE (Historical)	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #NETKE (Pro Forma Results)	Ark7 Properties Advance LLC - Series #DJGLA (Historical)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #DJGLA (Pro Forma Results)	Ark7 Properties Advance LLC - Series #HEEMV (Historical)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #HEEMV (Pro Forma Results)	Ark7 Properties Advance LLC - Series #ESMYO (Historical)
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	-	7,299	7,299	-	7,429	7,429	-	7,579	7,579	-
Interest expenses	-	43,611	43,611	-	44,908	44,908	-	45,789	45,789	-
Property taxes	-	3,200	3,200	-	2,500	2,500	-	1,900	1,900	-
Property management	-	-	-	-	-	-	-	-	-	-
Repair & maintenance	-	-	-	-	-	-	-	-	-	-
Insurance	-	700	700	-	1,000	1,000	-	1,000	1,000	-
Utilities	-	-	-	-	-	-	-	-	-	-
HOA fee	-	600	600	-	7,041	7,041	-	8,620	8,620	-
Other operating expenses	-	-	-	-	-	-	-	-	-	-
Total Expenses	-	55,410	55,410	-	62,878	62,878	-	64,887	64,887	-

Net loss	-	(55,410)	(55,410)	-	(62,878)	(62,878)	-	(64,887)	(64,887)	-

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ -	$ (55,410)	$ (55,410)	$ -	$ (62,878)	$ (62,878)	$ -	$ (64,887)	$ (64,887)	$ -

Description	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #ESMYO (Pro Forma Results)	Ark7 Properties Advance LLC - Series #6MWZZ (Historical)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Adjustments)	Ark7 Properties Advance LLC - Series #6MWZZ (Pro Forma Results)	Eliminating	Total
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ 5,104

Expenses
Depreciation expenses	6,693	6,693	-	6,622	6,622		69,188
Interest expenses	41,272	41,272	-	39,478	39,478	-	389,840
Property taxes	2,100	2,100	-	3,100	3,100	-	27,493
Property management	-	-	-	-	-	-	-
Repair & maintenance	-	-	-	-	-	-	1
Insurance	1,500	1,500	-	1,500	1,500	-	10,692
Utilities	-	-	-	-	-	-	21
HOA fee	-	-	-	-	-	-	30,605
Other operating expenses	-	-	-	-	-	-	10,001
Total Expenses	51,565	51,565	-	50,700	50,700	-	537,842

Net loss	(51,565)	(51,565)	-	(50,700)	(50,700)	-	(532,737)

Beginning accumulated deficit	-	-	-	-	-		-
Ending accumulated deficit	$ (51,565)	$ (51,565)	$ -	$ (50,700)	$ (50,700)		$ (532,737)

F-5

Ark7 Properties Advance LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the year ended December 31, 2023.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the year ended December 31, 2023.
    Taxes is the estimated annual real estate tax expense prorated during the year ended December 31, 2023.

F-6

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Advance LLC*
2.2	Operating Agreement of Ark7 Properties Advance LLC*
3.1	Series #TPVS2 Series Designation*
3.2	Series #ICBTL Series Designation*
3.3	Series #BULMO Series Designation*
3.4	Series #NETKE Series Designation*
3.5	Series #HEEMV Series Designation*
3.6	Series #DJGLA Series Designation*
3.7	Series #ESMYO Series Designation
3.8	Series #6MWZZ Series Designation
4.1	Form of Series #[______] Subscription Agreement*
6.1	Form of Lease Agreement*
6.2	Real Estate Purchase Agreement dated October 13, 2023 between Seller and Series #TPVS2*
6.3	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #TPVS2*
6.4	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #TPVS2*
6.5	Real Estate Purchase Agreement dated August 09, 2024 between Seller and Series #ICBTL*
6.6	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #ICBTL*
6.7	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #ICBTL*
6.8	Real Estate Purchase Agreement dated August 19, 2024 between Seller and Series #BULMO*
6.9	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #BULMO*
6.10	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #BULMO*
6.11	Real Estate Purchase Agreement dated September 20, 2024 between Seller and Series #NETKE*
6.12	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #NETKE*
6.13	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #NETKE*
6.14	Real Estate Purchase Agreement dated September 26, 2024 between Seller and Series #HEEMV*
6.15	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #HEEMV*
6.16	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #HEEMV*
6.17	Real Estate Purchase Agreement dated September 26, 2024 between Seller and Series #DJGLA*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #DJGLA*
6.19	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #DJGLA*
6.20	Real Estate Purchase Agreement dated October 08, 2024 between Seller and Series #ESMYO
6.21	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #ESMYO
6.22	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #ESMYO
6.23	Real Estate Purchase Agreement dated October 08, 2024 between Seller and Series #6MWZZ
6.24	Asset Management Agreement between Ark7 and Ark7 Properties Advance LLC - Series #6MWZZ
6.25	Inter-company Loan Agreement between Ark7 Properties Advance LLC and Series #6MWZZ
11.1	Accountants Consent
12.1	Legal Opinion

____________________

* Previously Filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on November 18, 2024.

Ark7 Properties Advance LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Advance LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties Advance LLC
	Date:	November 18, 2024

III-2